UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/PRE-EFFECTIVE AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

METASOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

7373

(Primary Standard Industrial Classification Code Number)

47-2548273

(I.R.S. Employer Identification Number)

34 Randall Avenue, Suite 100, Lynbrook, NY 11563, (516) 887-2353

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporate Place, Inc., 601 E. Charleston Street, Suite 100, Las Vegas, NV, 89104

(801) 885-0113

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies of communications to:

Blair Krueger, Esq.

Kenneth Yonika, CPA

Krueger LLP

7486 La Jolla Boulevard

La Jolla, California 92037

(858) 405-7385

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee

Common stock, $0.001 par value per share	4,500,000 shares	$0.01	$45,000	$5.23

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the “SEC” or the “Commission”), acting pursuant to Section 8(a), may determine.

1 Estimated solely for purposed of calculating the registration fee under Rule 457(a) and (o) of the Securities Act

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion April 17, 2015

4,500,000 SHARES

COMMON STOCK

METASOLUTIONS, INC.

MetaSolutions, Inc. (“MSI” or the “Company”) is offering for sale a maximum of 4,500,000 shares of its common stock at a fixed price of $0.01 per share (this “Offering”). There is no minimum number of shares that must be sold by us for this Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. This Offering is being conducted on a self-underwritten, best efforts basis, which means our founder, President, and Chief Executive Officer, Mr. Peter McGoldrick, will attempt to sell the shares. This prospectus will permit our founder, President, and Chief Executive Officer to sell the shares in this Offering directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. McGoldrick will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, Mr. McGoldrick will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitations, telephone, email and personal contact. For more information, see the section of this prospectus entitled “Plan of Distribution”.

The proceeds from the sale of the shares in this Offering will be payable to Krueger LLP - Attorney-Client Trust Account. All subscription funds will be held in a noninterest-bearing account pending the completion of this Offering. This Offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable (except as to any state that requires a statutory cooling-off period or provide for rescission rights). For more information, see the section of this prospectus entitled “Plan of Distribution”.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized market place and may be limited to selling their shares privately. Accordingly, an investment in our common stock is considered an illiquid investment.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements. See “Risk Factors” beginning on page 7.

We are offering our common stock at a price of $0.01 per share. We are conducting a self-underwritten offering on a no minimum basis. We may not be able to sell any shares of our common stock.

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 17, 2015.

PROSPECTUS SUMMARY

About MetaSolutions, Inc.

MetaSolutions, Inc. was incorporated under the laws of the State of Nevada on August 29, 2012, at which time it acquired a business plan and other intangible assets from Mr. Peter McGoldrick, who had been working on and off for a period of five years. As of April 17, 2015, we had one employee, our founder, President, and Chief Executive Officer, Mr. McGoldrick. From our date of inception, August 29, 2012, through the date of this report, Mr. McGoldrick has devoted between ten (10) and twenty (20) hours per week as necessary for the Company’s business activities. Mr. McGoldrick performs these services under a management agreement with the Company, which has been mutually extended beyond its original term. No terms of the original agreement have been changed or altered in any way. Mr. McGoldrick is not required to provide a minimum number of hours per week or per month. The number of hours is solely reliant upon Mr. McGoldrick’s judgment. As of the date of this report and for calendar year 2015, Mr. McGoldrick has committed to provide these services under the aforementioned management services agreement to the Company. In addition to his role with the Company, Mr. McGoldrick provides his services as a manager to a major New York utilities services business for which he is compensated as a full-time employee thereby allowing the Company to defer payment of Mr. McGoldrick’s compensation.

The Company issued 3,500,000 shares of its common stock to Mr. McGoldrick at inception in exchange for organizational services which he performed. These services were valued at $3,500. Following our formation, Mr. McGoldrick sold to the Company a comprehensive and extensive business plan prepared with over five years of research and development efforts. The Company issued 1,000,000 shares of common stock to him with a value of $1,000. Management believes Mr. McGoldrick incurred more than $20,000 in costs and expenses for the original business plan.

We are an early stage company (“development stage”) and have limited financial resources. We have not established or attempted to establish a source of equity or debt financing, however, we intend to have discussions with various financial advisors and smaller investment banks regarding the obtaining of financing. Our auditors included an explanatory paragraph in their report on our financial statements that states that “the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.” We are at the early stages of development. While we are a development stage business we are not a shell company as that term is defined in Rule 405. We have operations, which commenced early in 2013, these operations are more than nominal even though we have not generated any revenue to date. We have improved upon, as well added several significant aspects and objectives to our original business plan. We hired industry consultants to assist with the development and coding of our intended software package. We incurred over $100,000 in costs related to these development efforts which includes our intended software. In the software lifecycle we are in the early stages of what is called the ‘design phase’. We completed construction of our framework in 2013, which included a substantive, robust requirements analysis, resulting in software specifications which our developers use as a roadmap. We have a significant amount of work that needs to be completed and working capital funds that need to be secured in order to bring our intended products and services to and compete within the marketplace. To date, we have not developed any saleable product or services of our intended energy software and controls platform. We cannot predict when a saleable product or services will ever be developed and released to the market. We believe that we have an advantage directly derived from our founder, President, and Chief Executive Officer’s energy management industry relationships and through the help that these key relationships will provide in executing and completing our business model.

The Company has no current intentions, plans, arrangements, commitments or understandings to engage in a merger or acquisition with another company nor does the Company or any of its shareholders have any plans to enter into a change of control or similar type of transaction.

We are building an energy intelligence company that we believe will provide comprehensive energy efficiency solutions to the commercial market. We are developing a proprietary energy software and control platform that will provide real-time energy usage analytics for both enterprise level and local managers. We believe product functionality, when fully developed, will be truly scalable enabling potential customers to measure energy behavior at equipment level and diagnose cost saving opportunities across multiple sites. To capture these saving opportunities, we will first need to identify specific saving opportunities and define the economic return associated with our recommendation. Our intended software will become a building block assisting others in the design, engineering, and development, arranging financing for energy efficiency projects and clean energy generation projects.

Our intended software and services will outline a three-step method for providing potential customers with what we believe to be a comprehensive approach to energy management, spanning information-driven project design, sophisticated analysis, project implementation, ongoing operations of implemented projects and continuous tracking of performance against client and industry benchmarks. We believe this approach is required for commercial energy decisions to be made, and will help us in creating long-lasting customer relationships.

Our business operations is comprised of two segments; a) software for Internet and/or intranet applications and b) software integration services for the commercial energy market. The software division has initially worked with the assistance of an established software development firm (since early 2013). The Company developed its initial design and framework of its energy management software through the efforts of its founder, President, and Chief Executive Officer, and through the efforts of a software development firm with which the Company has been working with on an as “needed basis.” We have not had any material discussions regarding the acquisition of software for services products, nor do we have any agreements (written or oral) in place in order to do so. Initial software framework and design has been developed, no software application distributor or reseller relationship has been formalized with any industry participants; the Company intends to seek the help of various outside sales representatives and marketing consultants to develop a professional sales and marketing strategy to capitalize on these technologies. With further financing we intend to create and staff an in-house software development group, which we believe may develop new generations of applications and/or services of a similar nature to our business development in energy intelligence solutions. The Company continues to work on the development of its energy intelligence solutions services through the management and industry knowledge skills of its founder, President, and Chief Executive Officer, as well as through a software development firm which has been working with us on an as needed basis and as our budget allows.

To date no saleable product or service has been developed through these efforts. The services segment of our operations we will seek to staff a management team with the appropriate skills necessary in technology and energy management software. Contract sizes we believe will range from the low-end, $100,000, upwards of $500,000. These estimates are solely based on industry observations of our founder, President, and Chief Executive Officer as well as the observations made by our outside software developer and its management team. None of this is based on any formal studies conducted by the Company or that may be currently available from the industry. The Company believes our clients will initially come from referrals of business associates of our founder, President, and Chief Executive Officer and/or other energy management providers which our founder, President, and Chief Executive Officer has professional relationships with. We cannot predict when those referrals will occur, or if at all, through Mr. McGoldrick or others.

Our executive offices are located at 34 Randall Avenue, Suite 100, Lynbrook, New York 11563, and our telephone number is (516) 887-2353. We may refer to ourselves in this prospectus as “MSI,” the “Company,” “we,” or “us.”

This Offering

MSI is offering for sale a maximum of 4,500,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for this Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. This Offering is being conducted on a self-underwritten, best efforts basis, which means our founder, President, and Chief Executive Officer, Mr. McGoldrick, will attempt to sell the shares himself. This prospectus will permit our founder, President, and Chief Executive Officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. McGoldrick will sell the shares himself and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, Mr. McGoldrick will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). The intended methods of communication include, without limitation, telephone and personal contacts.

The proceeds from the sale of the shares in this Offering shall be made payable to Krueger LLP – Attorney-Client Trust Account, MSI’s escrow agent. Krueger LLP, acts as legal counsel for MSI and, therefore, may not be considered an independent third party. All subscription agreements and checks are irrevocable and should be delivered to Krueger LLP at the address provided on the Subscription Agreement (see Exhibit 99.1). Our escrow agent, MSI’s legal counsel, Krueger LLP, will not have a first priority claim over any of the funds received as Krueger LLP is required to remit all proceeds to the Company upon satisfactory completion and acceptance of the subscription agreements.

All subscription funds will be held in a noninterest-bearing account pending the completion of this Offering. This Offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or provide for rescission rights).

The Company will deliver stock certificates attributable to the shares of common stock purchased directly by the purchasers within 30 days of the close of this Offering or as soon thereafter as practicable.

The Offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings (if any), or net worth.

Shares of common stock offered by us

A maximum of 4,500,000 shares. There is no minimum number of shares that must be sold by us for the Offering to close.

Use of proceeds

MSI will use the proceeds from the Offering to pay for professional fees and other general expenses. Total estimated costs of this Offering ($30,000) is less than the maximum amount of Offering proceeds ($45,000).

Termination of this Offering

This Offering will conclude when all 4,500,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. We may at our discretion extend this Offering for an additional 180 days.

Risk factors

The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled “Risk Factors” and “Dilution” before making an investment in this stock.

Trading market

None. While a market maker has been approached to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of our common stock for quotation on the Over-the-Counter Bulletin Board (“OTCBB”), such efforts may not be successful and our shares may never be quoted and therefore owners of our common stock may not have a market in which to sell their shares. Also, no estimate may be given as to the time that this application process will require.

Even if MSI's common stock is quoted or granted a listing on a stock exchange, a market for the common stock may never develop.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	As of February 28, 2015	As of August 31, 2014	As of August 31, 2013
	(unaudited)	(audited)	(audited)
Current assets	$375	$-	$-
Other assets	$13,625	$-	$-
Current liabilities	$230,845	$170,561	$79,488
Stockholders’ equity (deficit)	$(216,845)	$(170,561)	$(79,488)

Operating Statement Data:	For the Year Ended August 31, 2014	For the Year Ended August 31, 2013	For the Six Months Ended February 28, 2015	For the Six Months Ended February 28, 2014
	(audited)	(audited)	(unaudited)	(unaudited)
Revenues	$-	$-	$-	$-
Operating expenses	$91,072	$77,825	$46,284	$41,849
Net (loss)	$(91,072)	$(77,825)	$(46,284)	$(41,849)
Net (loss) per common share basic and diluted	$(0.02)	$(0.02)	$(0.01)	$(0.01)
Weighted average number of shares outstanding – basic and diluted	4,500,000	4,500,000	4,500,000	4,500,000

RISK FACTORS

You should be aware that there are substantial risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risk were to occur, our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and prospective investors would lose all or part of their investment.

Risks Related to the Business

1.

MSI has virtually no financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

MSI is an early stage company and has virtually no financial resources. We have negative working capital of $230,470 and $170,561 and a stockholders’ deficit of $216,865 and $170,561 at February 28, 2015 and August 31, 2014, respectively. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the period ended August 31, 2014 that states that Company’s losses from operations raise substantial doubt about our ability to continue as a going concern. We will be required to seek additional financing beyond the amount that may be received from this Offering. Financing sought may be in the form of equity or debt from sources yet to be identified. Until we complete our Offering most of the efforts of our founder, President and Chief Executive Officer will be spent on the registration efforts with limited efforts expended in further development and execution of our business plan. However pending the successful completion of this Offering, we will seek the necessary additional financing to further pursue and execute on our business plan. No assurances can be given that we will generate sufficient revenue (or any at all) or obtain the necessary financing to continue as a going concern.

Our current resources and source of working capital funds, primarily consists of loans from unaffiliated third parties who are business associates of our founder, President and Chief Executive Officer. These sources we believe are sufficient to keep our business operations functioning for the next three to six months. We do not have a formal agreement with our founder, President, and Chief Executive Officer, nor the unaffiliated third parties to fund the Company’s working capital needs; however our founder, President, and Chief Executive Officer’s current plan is to perform most of the work on his own without any cash compensation while he seeks other sources of funding, as well as seek delay or deferral on payment to third party vendors and unaffiliated third parties which have helped with our working capital needs. The Company developed much of its initial design of its energy intelligence solutions system through Mr. McGoldrick’s efforts, as well as through the efforts of a software development firm with which the Company has been contracting with since January 2013. We currently spend between $10,000 and $15,000 per month in operational expenses not related to this Offering. We have not generated any revenues from our business, and our expenses will continue to be accrued or deferred until sufficient financing is obtained. Financing may be obtained from our founder or others who are familiar with our founder and loan us the necessary funds to pay for these expenses. To date we have received interest free short term loans or the deferral of payment of services from third party vendors to fund our operations. No assurances can be given that we will be able to continue to receive funds from these sources or continue our operations beyond a month-to-month basis.

2.

MSI is and will continue to be completely dependent on the services of our founder, president, and chief executive officer, Peter McGoldrick, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

MSI’s operations and business strategy are completely dependent upon the knowledge and business connections of Mr. McGoldrick our founder, President, and Chief Executive Officer. He is under no contractual obligation to remain employed by us even though we have a management services agreement with him, which has been mutually extended by the Company and Mr. McGoldrick. If he should choose to leave us for any reason or if he becomes ill and is unable to work for an extended period of time before we have hired additional personnel, our operations could fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop and execute our business along the lines described in this prospectus. We could fail without the services of Mr. McGoldrick or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Mr. McGoldrick naming us as the beneficiary when and if we obtain the necessary resources to do so and he is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such key-man life insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and/or independent contractors to further our business efforts.

Mr. McGoldrick’s current outside employment commitment does not limit or restrict him from being involved with our Company, and his outside employment allows him the flexibility to provide at least 20 hours or more per week to the Company.

3.

Because we have recently commenced business operations, we face a high risk of business failure.

We were formed in August 2012. Most of our efforts to date have been related to executing our business plan and commencing business operations, which include the development and writing of code for our energy intelligence management system which consists of software and algorithms. Through February 28, 2015, we have had no revenues. We face a high risk of business failure. The likelihood of success for our Company must be considered in light of its expenses, complications and delays frequently encountered in connection with the establishment and expansion of new business and the competitive environment in which the Company will operate. There can be no assurance that future revenues from sales of the Company’s energy intelligence management product or services will occur or be significant enough or that we will be able to sell it at a profit, if at all. Future revenues and/or profits, if any, will depend on many factors, including, but not limited to initial (and continued) market acceptance of the Company’s energy intelligence management products or services and the successful implementation of its planned strategy.

The Company has not yet acquired or fully developed any product or services that are saleable to the marketplace. We may not be able to acquire or internally fully develop any product or services in the future because of a lack of funds or financing to do so. In order for us to fully develop or acquire any products or services, we must be able to secure the necessary financing, beyond just the proceeds of this Offering. In the early stages of our operations, we will keep costs to a minimum. The cost to develop our products or services as currently outlined will be in excess of $200,000. We have no established source of funds to undertake the business strategy as outlined. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our founder, President, and Chief Executive Officer providing most of the administrative and other functions on his own without any cash compensation. We currently use the services of a software development firm (which our founder has had a long term relationship with and is industry specific) with which the Company has been working with on an as “needed basis.” They provide their professional services on a deferral basis not requiring us to pay them immediately or near term. We do not expect to pay them in full or partially for a period of time even once we have completed our Offering. This methodology could result in our product development extending for another two to three years. We believe that our energy intelligence management services segment (once developed, if at all) may generate revenues earlier than the energy intelligence management system products (software) segment (once developed, if at all). If we are unable to obtain adequate funding or financing, the Company faces the likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing for the Company’s growth.

In addition, the Company’s future profitability, if any, could be materially and adversely impacted if any one or more of its acquired or developed technological products or services were to experience poor operating results. The Company’s ability to achieve profitability will be dependent on the ability of its future products or services to generate sufficient operating cash flow to fund future growth and/or acquisitions. There can be no assurance that the Company’s future results of operations will be profitable or that its strategy will be successful or even begin to generate any revenues.

4.

We may not have or ever have the resources or ability to implement and manage our growth strategy.

Although the Company expects to experience growth based on the ability to implement and execute its business strategy, actual operations may never occur because the business plan may never be fully implemented because of the lack of funds in order to do so. If the Company’s business plan and growth strategy are implemented, of which no assurances can be provided, a significant strain on management, operating systems and/or financial resources will be imposed. Failure by the Company’s management to manage this expected growth, if it occurs, or unexpected difficulties are encountered during this growth, could have a material adverse impact on the Company’s results of operations or financial condition.

The Company’s ability to operate profitable revenue generating product or service lines (if we are able to establish any product or service lines at all) will depend upon a number of factors, including (i) identifying appropriate and satisfactory distribution channels, (ii) generating sufficient funds from our then existing operations or obtaining third-party financing or additional capital to develop new product and/or service lines, (iii) the Company’s management team and its financial and accounting controls and (iv) staffing, training and retention of skilled personnel, if any at all. Certain of these factors most likely will be beyond the Company’s control and may be adversely affected by the economy or actions taken by competing businesses. Moreover, potential products or services that may meet the Company’s focus and other criteria for developing new products and/or services, if we are able to develop or acquire at all, are believed to be severely limited. There can be no assurance that the Company will be able to execute and manage a growth strategy effectively or at all.

5.

We may not be successful in hiring technical personnel because of the competitive market for qualified technical people.

The Company's future success depends largely on its ability to attract, hire, train and retain highly qualified technical and industry knowledgeable personnel to provide the Company's services. Competition for such personnel is intense. There can be no assurance that the Company will be successful in attracting and retaining the technical and industry specific personnel it requires to conduct and expand its operations successfully and to differentiate itself from its competition. The Company's results of operations and growth prospects could be materially adversely affected if the Company were unable to attract, hire, train and retain such qualified personnel.

6.

Our reliance on referrals from outside contacts to develop business may not be effective.

The Company initially will rely on our founder, President, and Chief Executive Officer, Mr. McGoldrick, for a majority of its business leads and believes that other energy industry consultants will also be an important source of business referrals in the foreseeable future. However, as is typical within the industry, there are no contractual requirements that these industry consultants or outside representatives will use or recommend the Company's professional services in connection with product sales or the sale of specific services offered by the Company. We currently have no contracts or agreements in place with any outside sales representatives or business professionals (industry consultants). No assurances can be given that using independent outside sales reps will result in any meaningful numbers of sales leads or referrals.

7.

Fluctuations in our financial results make quarterly comparisons and financial forecasting difficult.

The Company's future or projected quarterly operating results may vary and reduced levels of earnings or continued losses may be experienced in one or more quarters. Fluctuations in the Company's quarterly operating results could result from a variety of factors, including changes in the levels of revenues derived from energy intelligence management applications development, and/or energy intelligence managed services, the size and timing of significant orders, changes in the mix of employee and subcontractors on projects, the timing of new offerings by the Company or its competitors, new office openings by the Company, changes in pricing policies by the Company or its competitors, market acceptance of new and enhanced services offered by the Company or its competitors, changes in operating expenses, availability of qualified technical personnel, disruptions in sources of related services and services, the effect of potential acquisitions and industry and general economic factors. The Company will have limited or no control over many of these factors. The Company's expense levels we believe will be based upon, in part, on its expectations as to future or projected revenues. If revenue levels are below expectations, operating results are likely to be adversely affected.

Because of these fluctuations and uncertainties, our future operating results may fail to meet the expectations of investors. If this happens, any trading price of our common stock would almost certainly be materially adversely affected.

8.

We will face competition from businesses with significantly greater resources and name recognition.

The markets in which the Company intends to operate are characterized by intense competition from several types of solution and technical service providers. These include value added resellers (VARs), energy management systems integrators and energy industry consultants, and computer or other hardware and software providers. In addition, there can be no assurance that the Company's prospective and potential clients will not seek to further develop their in-house capabilities and perform internally more or all of the services that the Company intends to offer. The Company expects to face further intense competition from new market entrants and possible alliances among competitors in the future as the convergence of information processing and telecommunications utilized in energy intelligence management systems continue. Many of the Company's current and potential competitors have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be better able to respond or adapt to new or emerging technologies and changes in client requirements or to devote greater resources to the development, marketing and sales of services than the Company. There can be no assurance that the Company will be able to compete successfully. The Company generally expects to encounter intense competition in the information technology (IT)/software industry of which energy intelligence management is most certainly part of. The Company will also compete for revenues with other software providers that offer similar services or with limited adaption could be used for in place of. In addition, the Company will be faced with numerous competitors, both strategic and financial, in attempting to obtain competitive services. Many actual and potential competitors we believe are part of much larger businesses with substantially greater financial, marketing and other resources than the Company, and there can be no assurance that the Company will be able to compete effectively against any of its future competitors.

9.

There are significant potential conflicts of interest.

Our personnel will be required to commit substantial time to our affairs and, accordingly, these individual(s) (particularly our founder, President, and Chief Executive Officer) may have a conflict of interest in allocating management time among business activities. In the course of other business activities, certain key personnel (particularly our founder, President, and Chief Executive Officer) may become aware of business opportunities which may be appropriate for presentation to us, as well as other businesses with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented to.

In an effort to resolve such potential conflicts of interest, we have entered into a written agreement with Mr. McGoldrick specifying that any business opportunities that he may become aware of independently or directly through his association with us (as opposed to disclosure to him of such business opportunities by management or consultants associated with other business entities) would be presented by him solely to the Company. A copy of this agreement is filed as Exhibit 10.2 to our Registration Statement, of which this prospectus is a part.

We cannot provide any assurance that our efforts to eliminate the potential impact of conflicts of interest will be effective.

10.

We will need to establish additional relationships with local software developers and information technology (IT) consultants to fully develop and market our company and its intended products and/or services.

We do not possess all of the resources necessary to develop and commercialize our intended energy intelligence management products and/or services on a mass scale. We will need to develop a network of third-party agents that will carry out our intended market penetration, as well as enhance our marketing or sales force strategy through appropriate arrangements with local software developers and information technology consultants to develop and commercialize our planned energy intelligence management services. If we are not able to enlist the services of third-party vendors, or seek out the IT consultants, our business will suffer.

11.

Following the effective date of our Registration Statement, of which this prospectus is a part, we will be subject to the periodic reporting requirements of Section 15(d) of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will affect the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

12.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•

pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

•

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

We will not be required to provide an assessment of the effectiveness of our internal controls over financial reporting until our second annual report after the completion of our Offering and auditor attestation of management’s evaluation of effectiveness of the internal controls is not required as long as we are an emerging growth company under the Jumpstart Our Business Startups Act and/or a smaller reporting company as that term is defined. Despite these requirements, and delayed implementation our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

13.

We are an emerging growth company within the meaning of the Securities Act, and as a consequence of taking advantage of certain exemptions from reporting requirements that are available to emerging growth companies, our financial statements may not be comparable to companies that comply with public company effective dates.

We are an emerging growth company as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Section 107 of the Jumpstart Our Business Startups Act, we may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, meaning that we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to take advantage of the extended transition period for complying with new or revised accounting standards applicable to public companies to delay adoption of such standards until such standards are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

14.

The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits, quarterly reporting and internal controls. The costs of this compliance could be significant. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs through the normal course of business which would result in our being unable to continue as a going concern.

15.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our founder, president, and chief executive officer.

We have only one director who serves as our founder, President, and Chief Executive Officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation and/or audit issues. In addition, currently a vote of the board of directors is decided in favor of the chairman (who is our founder, President, and Chief Executive Officer), which gives him complete control over all corporate issues.

Until we have a larger board of directors that include some independent members, if ever, there will be limited oversight of our founder, President, and Chief Executive Officer’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

16.

The Company is selling the shares offered in this prospectus without an underwriter and may not be able to sell all or any of the shares offered herein.

The shares of common stock are being offered on our behalf by Mr. McGoldrick, our founder, President, and Chief Executive Officer, on a best-effort basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any shares of common stock. There are no firm commitments to purchase any of the shares in this Offering. Consequently, there is no guarantee that the Company, through its founder, President, and Chief Executive Officer, is capable of selling all, or any, of the shares of common stock offered hereby. The sale of only a small number of shares of common stock increases the likelihood of no market ever developing for our common stock.

17.

Since there is no minimum for our Offering, if only a few persons purchase shares of our common stock they will lose their money without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares of common stock to be sold directly by the Company in its Offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of shareowners in our common stock would be lost. Even if all of the shares of common stock in our Offering are purchased, we could have the same result.

18.

The Offering price of our common stock has been determined arbitrarily.

The price of our common stock in this Offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of this Offering price as determined by management. As a result, the price of the shares of common stock in this Offering may not reflect the value perceived by the market. There can be no assurance that the shares of common stock offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

19.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (100,000,000) shares but unissued (91,000,000) shares assuming the sale of 4,500,000 shares in this Offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

20.

The proposed aggregate proceeds of this Offering are slightly more than the estimated costs of this Offering, so the Company will receive little or no economic benefit from the completion of this Offering.

The proposed maximum aggregate proceeds of this Offering ($45,000) are slightly more than the proposed costs to complete this Offering ($30,000). Currently the costs of this Offering are estimated, however costs could actually rise through delay and other conditions that are out of our control. We may, therefore, receive no financial benefit from the completion of this Offering and may have to pay for some of the costs of this Offering from the proceeds of operations or from other sources such as loans from officer(s) or from related and non-related parties.

21.

The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our company.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our company.

22.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation at Article XI provide for indemnification as follows: “No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.”

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

23.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has been approached to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this Offering. There can be no assurance that the market maker’s application when filed will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether –

(i)

any market for our shares will develop;

(ii)

the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions. See “Plan of Distribution” and Risk Factor Number 24 below.

24.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions’ payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

25.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

26.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

27.

Our board of directors (consisting of one person, our founder, president, and chief executive officer) has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

28.

The ability of our founder, president, and chief executive officer to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this Offering, our founder, President, and Chief Executive Officer will beneficially own an aggregate of 50% of our outstanding common stock assuming the sale of all shares being registered. Because of his beneficial stock ownership, our founder, President, and Chief Executive Officer will continue to be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our founder, President, and Chief Executive Officer may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. Minority shareholders would have no way of overriding decisions made by our founder, President, and Chief Executive Officer. This level of control may also have an adverse impact on the market value of our shares because our founder, President, and Chief Executive Officer may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

29.

All of our presently issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (4,500,000 shares) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock every three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

All 4,500,000 issued and outstanding shares of our common stock are owned by our founder, President, and Chief Executive Officer, which consists of 3,500,000 and 1,000,000 shares issued for organizational services and intangible assets which may be sold commencing one year from the date this Offering is completed. See “Market for Securities.”

30.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

31.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors (currently one person) are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

32.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

33.

If we were designated a shell your ability to resell your shares would be limited.

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. The Form 10 information or disclosure is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are not classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. To the extent the Company is designated a shell you would be unable to sell your shares under Rule 144.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

MSI will apply the proceeds from the Offering to pay for accounting, legal and other expenses associated with this Offering. Total estimated costs of this Offering ($30,000) are less than the maximum Offering proceeds ($45,000) providing us with approximately $15,000 in funds available for working capital. Costs of this Offering, which principally relate to professional costs and expenses, are estimated to consist of the following:

SEC Registration fee	$5.23
NASD filing fee	100.00
Transfer agent fees	1,500.00
Blue Sky fees and expenses	2,500.00
Accounting fees and expenses	8,000.00
Miscellaneous expenses	2,894.77
Legal fees and expenses(relating to the preparation of our registration statement from inception to effective date and related documents)	15,000.00

Total	$30,000.00

As funds are obtained from the sale of shares, estimated Offering costs will be generally paid in the sequence listed in the table regardless of the amount of dollars collected. If all of the registered shares are sold, all costs will be paid for in full including our legal fees which are estimated at $15,000. From the maximum offering proceeds we will pay for all expenses associated with this Offering which include SEC registration fee, NASD filing fees, accounting and auditing fee, transfer agent fees, blue sky fees, and other miscellaneous expenses which amount to another $15,000, leaving us an estimated $15,000 in cash on hand for general operating expenses.

Upon starting preparation of our Form S-1, we paid our legal counsel $5,000 as partial payment to our estimated Offering legal fees. Our legal counsel has agreed to defer a substantial portion of their fees until after our Offering becomes effective and is, in fact, through the deferral of the fees may be asserted as financing for our Offering. Our plans will not change regardless of whether the maximum proceeds are raised, except to the extent indicated in MD&A “Liquidity” section, first paragraph.

Our Offering is being made on a self-underwritten, “best-efforts” basis with no minimum number of shares that we are required to sell in order for us to proceed with the Offering. The Offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 10%, 25%, 50% and 100%, respectively, of the maximum Offering. Total costs of the Offering is estimated to be $30,000. We will pay all costs relating to this Offering and this amount will accrue on our books and records until we are able to pay the full amount whether from revenues or loans from shareholders, related or unrelated parties:

	Assuming the sale of:
	450,000 shares (10% of the maximum Offering)	1,125,000 shares (25% of the maximum Offering)	2,250,000 shares (50% of the maximum Offering)	4,500,000 shares (maximum Offering)

Offering Price Per Share	$0.01	$0.01	$0.01	$0.01

Proceeds Obtained from the Offering	$4,500	$11,250	$22,500	$45,000
Incidental Costs of the Offering, net of accounting and legal fees and expenses	(2,500)	(4,250)	(7,000)	(7,000)
Accounting fees and expenses to be paid from the Offering	(2,000)	(4,000)	(6,500)	(8,000)
Legal fees and expenses to be paid from the Offering	-	(3,000)	(9,000)	(15,000)

Available for general operating expense -working capital (Offering Proceeds net of Offering Expenses)	$-	$-	$-	$15,000

THIS OFFERING

We will spend substantially more in costs on this Offering and its public reporting requirements than it will receive in proceeds if the maximum offering amount is achieved. These costs may very well exceed our current or anticipated revenues, significantly. However, the Company believes that the risks are worth taking because management believes, based on its own observations which are not based on any formal studies, that potential future vendors, consultants and manufacturers will have a higher regard in providing services for a public company than a small, privately-held startup company. Management’s belief is based solely on the advice and informal consultation with various business and legal professionals who are known to us and have public company experience. These discussions have led us to believe that being a public company may afford the business (management and its shareholders) with a higher degree of recognition than would be typically attained as a small private (or non-public) company and may increase its ability and/or options to obtain financing for its growth. In addition, by being a public company we believe increases the visibility of our future opportunities to raise funds or to pay vendors by issuing restricted common stock rather than cash. We cannot predict the likelihood that our observations and conclusions about the benefits of being a public company will prove accurate or beneficial to us.

We are offering for sale a maximum of 4,500,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for this Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. This Offering is being conducted on a self-underwritten, best efforts basis, which means our founder, President, and Chief Executive Officer, Mr. McGoldrick, will attempt to sell the shares. This prospectus will permit our founder, President, and Chief Executive Officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that he may sell. Mr. McGoldrick will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, Mr. McGoldrick will rely primarily on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitation, telephone, email and personal contacts.

As discussed above in connection with MSI’s selling efforts in this Offering, Mr. McGoldrick will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, as amended, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1, promulgated under the Exchange Act, as amended. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. McGoldrick is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. McGoldrick will not be compensated in connection with his participation in this Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. McGoldrick is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of this Offering, Mr. McGoldrick will continue to primarily perform duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. McGoldrick will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The proceeds from the sale of the shares in this Offering will be made payable to Krueger LLP- Attorney-Client Trust Account, our escrow agent. Krueger LLP, which acts as our legal counsel therefore, may not be considered an independent third party. All subscription agreements and checks are irrevocable and should be delivered to Krueger LLP at the address provided on the Subscription Agreement. Our escrow agent, MSI’s legal counsel, Krueger LLP, shall have no first priority claim over any of the funds received. Krueger LLP is required to remit all proceeds to us upon satisfactory completion and acceptance of the subscription agreements.

We will receive all proceeds from the sale of up to 4,500,000 shares being offered. No proceeds will be received by any other entity other than the Company. The price per share is fixed at $0.01 for the duration of this Offering.

All subscribed funds will be held in a non-interest bearing account pending the completion of this Offering. This Offering will be completed 180 days from the effective date of this prospectus (or such earlier date when all 4,500,000 shares are sold), unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold in this Offering. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or rescission right).

The Company will deliver stock certificates attributable to shares of common stock purchased directly by the purchasers within 30 days of the close of this Offering or as soon thereafter as practicable.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us, through our escrow agent to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

This Offering may terminate on the earlier of:

i.

the date when the sale of all 4,500,000 shares is completed, or

ii.

180 days after the effective date of this S-1 Registration Statement or any extension thereto.

The Offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this Offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market for our common stock exists. While a market maker has agreed to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTCBB, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell their shares. Also, no estimate may be given as to the time that this application process may require.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its’ clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of an issuer will not be able to be traded (technically the shares can be traded manually between accounts, but this may take days and is not a realistic option for issuers relying on broker-dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is however a necessity to efficiently process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it may take.

Please refer to the sections of this prospectus entitled “Risk Factors” and “Dilution” before making an investment in the common stock of the Company.

DETERMINATION OF OFFERING PRICE

The Offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining this Offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this Offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than this Offering price.

DILUTION

“Dilution” represents the difference between this Offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this Offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock and because the proceeds of this Offering are slightly more than our estimated costs (based on the maximum Offering proceeds received). Assuming all of the shares of common stock offered herein are sold, the purchasers in this Offering will lose the entire value of their shares purchased in that each purchased share will have a negative net book value of ($0.0194). Net book value of existing shareholders’ shares will increase from ($0.0421) to ($0.0194) because proceeds received from this Offering are slightly more than estimated costs of this Offering.

The following table illustrates the dilution to purchasers of the common stock in this Offering as of February 28, 2015:

	Assuming the sale of:
	450,000 shares (10% of the maximum Offering)	1,125,000 shares (25% of the maximum Offering)	2,250,000 shares (50% of the maximum Offering)	4,500,000 shares (maximum Offering)

Offering Price Per Share	$0.01	$0.01	$0.01	$0.01

Book Value Per Share Before the Offering	$(0.0421)	$(0.0421)	$(0.0421)	$(0.0421)

Book Value Per Share After this Offering	$(0.0434)	$(0.0370)	$(0.0292)	$(0.0194)

Net Increase (Decrease) to Original Shareholders	$(0.0013)	$0.0051	$0.0129	$0.0227

Decrease in Investment to New Shareholders	$(0.0534)	$(0.0470)	$(0.0392)	$(0.0294)

Dilution to New Shareholders (%)	100%	100%	100%	100%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by our existing shareholders and by new investors in this Offering:

	Price Per Share	Number of Shares Held	Percentage of Ownership	Consideration Paid
4,500,000 shares sold
Existing shareholders	$0.001	4,500,000	50%	$4,500
Investors in this Offering	$0.01	4,500,000	50%	$45,000

2,250,000 shares sold
Existing shareholders	$0.001	4,500,000	67%	$4,500
Investors in this Offering	$0.01	2,250,000	33%	$22,250

1,125,000 shares sold
Existing shareholders	$0.001	4,500,000	80%	$4,500
Investors in this Offering	$0.01	1,125,000	20%	$11,250

450,000 shares sold
Existing shareholders	$0.001	4,500,000	91%	$4,500
Investors in this Offering	$0.01	450,000	9%	$4,500

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR OUR SECURITIES

There is no established public market for our common stock, and a public market may never develop. A market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this Offering. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its’ clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a issuer will not be able to be traded (technically the shares can be traded manually between accounts, but this may take days and is not a realistic option for issuers relying on broker-dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is however a necessity to efficiently process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it may take.

We do not have common stock or equity subject to outstanding options or warrants to purchase or securities convertible into our common stock or equity. Also, all current shares of our outstanding common stock are held by Mr. McGoldrick, our founder, President, and Chief Executive Officer, (4,500,000 shares). In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we become a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since those shares were acquired from us or an affiliate, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or an affiliate.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

•

1% of the total number of our common shares then outstanding; or

•

The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, then four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. The Form 10 information or disclosure is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1)

the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2)

the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

•

If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

•

If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to:

•

the likelihood of a market for our common shares developing,

•

the liquidity of any such market,

•

the ability of the shareholders to sell the shares, or

•

the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

any contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

any possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We were incorporated on August 29, 2012 and acquired our business plan on that date. Most of the activity through February 28, 2015 involved execution of our business plan and business development, software development and testing of such programming language for use in our energy intelligence management system as well as, most recently, the preparation of the Company’s financials and other corporate governance efforts in anticipation of this Offering.

We are a development stage company and have limited financial resources. We have not established a source of equity or debt financing. Our independent registered public accounting firm has included an explanatory paragraph in their report emphasizing the uncertainty of our ability to remain as a going concern.

We are building an energy intelligence company that will provide comprehensive energy efficiency solutions to the commercial market. We are developing a proprietary energy software and control platform that will provide real-time energy usage analytics for both enterprise level and local managers. Our intended product platform we believe will enable the efficient management of electricity, natural gas, water and carbon emissions throughout the business. We believe our intended product platform, when fully developed will be scalable, enabling our potential customers the ability to measure energy behavior at the equipment level and diagnose cost savings opportunities across multiple sites. In order to capture these opportunities, we first need to identify specific savings opportunity, then define the economic return associated with such recommendations. We believe that our intended software platform will become the building block in assisting others in the design, engineering, and develop and arrange financing for energy efficiency projects and clean energy generation projects.

Our intended software and services will outline a three-step method for providing potential customers with what we believe to be a comprehensive approach to energy management, spanning information-driven project design, sophisticated analysis, project implementation, ongoing operations of implemented projects and continuous tracking of performance against client and industry benchmarks. We believe this approach is required for commercial energy decisions to be made, and will help us in creating long-lasting customer relationships.

Our business operations are comprised of two segments; a) software for Internet and/or Intranet applications and b) software integration services for the commercial energy market. The software division has initially worked with the assistance of an established software development firm (since early 2013). The Company developed its initial design and framework of its energy management software through the efforts of its founder, President, and Chief Executive Officer, and through the efforts of a software development firm with which the Company has been working with on an as “needed basis.” We have not had any material discussions regarding the acquisition of software for services products, nor do we have any agreements (written or oral) in place in order to do so. Initial software framework and design has been developed, no software application distributor or reseller relationship has been formalized with any industry participants; the Company intends to seek the help of various outside sales representatives and marketing consultants to develop a professional sales and marketing strategy to capitalize on these technologies. We intend to with further financing create and staff an in-house software development group, which we believe may develop new generations of applications and/or services of a similar nature to our business development in energy intelligence solutions. The Company continues to work on the development of its energy intelligence solutions services through the management and industry knowledge skills of its founder, President, and Chief Executive Officer, as well as through a software development firm which has been working with us on an as needed basis and as our budget allows.

To date no saleable product or services has been developed through these efforts. The services segment will seek to staff a management team with the appropriate technical skills necessary in technology and energy management software. Contract sizes we believe will range on the low-end of $100,000 to upper-end of $500,000. The amounts (upper and lower) are industry standards for such services that we expect to provide. The range is based solely the observations of our founder, President, and Chief Executive Officer and our outside software development team and not based on any formal studies conducted by the Company or that may be currently available from industry sources. The Company believes clients will initially come from business associate referrals of our founder, President, and Chief Executive Officer as well as other energy management providers which we may have a professional relationships with. However, we cannot predict when referrals will occur, or if at all.

Our plan to continue as a going concern is to reach the point where we begin generating sufficient revenues from our energy intelligence management product(s) or services to meet our obligations on a timely basis. The Company has not yet acquired or internally fully developed any services. We may not be able to acquire or internally develop any services in the future because of a lack of available funds or financing to do so. In order for us to develop or acquire any services, we must be able to secure the necessary financing, beyond just the proceeds of this Offering. In the early stages of our operations, we will continue to keep costs to a minimum. The cost to develop our business plan as currently outlined will be in excess of $200,000. We have no established current sources of funds to undertake the business plan as outlined. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our founder, President, and Chief Executive Officer providing substantially all of the work on his own without any cash compensation. This methodology would result in our development stage extending for at least two to three years. We however believe that our services division (once developed, if at all) may begin to generate revenues earlier than the software division (once developed, if at all). If we are unable to obtain adequate funding or financing, the Company faces the ultimate likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing program for the Company’s growth.

Industry Overview

Based on industry reports, by 2020, the addressable energy efficiency market (of which energy intelligence management systems are expected to be a big part of) in the United States may exceed $1 trillion in gross energy savings. Over the next five years it is believed by some in the industry the addressable energy efficiency market represents a 2X average annual savings from potential capital investment of $25 billion per year. This would represent a significant increase to energy efficiency spending. The commercial segment of the market we believe has been historically underserved by geographically fragmented providers. The US market being the largest and a focus of our efforts and energies.

We believe the confluence of a large addressable energy efficiency market, geographically fragmented service provider landscape, and positioning of business that seek to utilize sophisticated energy intelligence management systems to solve market barriers, comprised of poor plant-to-control coordination, weak information interpretation, present an opportunity for our Company.

Competitive Focus

We believe the following will assist us in properly capitalizing on the expected growth in the commercial energy efficiency market: (1) Scalability. Based on industry reports, along with our founders direct experience in the marketplace, we believe our energy intelligence management system will become a scalable, commercialized solution designed to serve the underserved, fragmented industrial segment of the energy efficiency market. (2) Comprehensive Solution to create a “Sticky” Customer Relationship. Our business model will provide a comprehensive solution to energy intelligence management that is designed to act as a competitive barrier. (3) Analytical Expertise in Energy Efficiency. Our founder has extensive utility and energy efficiency experience which we will seek to capitalize on that expertise. (4) Speed of Implementation. We believe that a fully-developed energy intelligence management system will be quickly implemented, providing immediate insight into the energy usage (and energy behavior) of our customers’ assets.

Growth Strategy

Key elements of our growth strategy shall include: (1) Enhancement of Core Products. We plan to enhance core product user interface and functionality with new features and offerings as soon as reasonably practicable. (2) Focus on Market Segments. We intend to organically grow our market penetration by: (a) securing enterprise-wide contracts in market segments of focus, (b) entering new commercial segments, (c) leveraging project development opportunities, and (d) adding clean energy management solutions opportunities to our service portfolio. (3) Acquire Complementary Businesses. We plan to acquire businesses that complement and expand our intended end-to-end energy management services, technology, customer base and geographic coverage. (4) Project Finance. We intend to align ourselves with other businesses that provide project financing for commercial energy operators and shared energy savings projects. (5) Align with Grid Operators and Electric Utilities. We believe establishing relationships with grid operators and utilities may enable us to ultimately reach and attract a broader customer base. (6) Strategic Alliances. We plan to team with other businesses that have complementary features to our proprietary energy intelligence management system, when fully developed, thereby reducing our development cost and introducing us to new customers and end-users. (7) International Expansion. We intend to expand internationally through partnerships and alliances.

Business Objective

The Company's business objective is to become a preferred provider of energy intelligence management solutions and related services for small to medium-sized business entities in the United States. The Company is pursuing the following strategy to achieve this objective: (1) Maintain and Enhance Technical Expertise-we will seek to maintain our technical expertise by the hiring of and training of proficient information technology personnel. The Company intends to create a training program to assist in maintaining its technical proficiency. (2) Create a National Presence-we will seek to create and enhance a national reputation and aggressively market our intended energy intelligence management services. (3) Quality, Service and Customer Support-The Company's employees and IT professionals will follow documented and standardized methodologies to ensure a consistent approach to projects, thereby fostering uniform quality and more cost-efficient solutions for prospective clients. (4) Client Base-our intended range of products and services will most likely permit interaction with diverse points of contact and decision makers within a client's organization. The Company will seek to utilize these multiple points of contact in order to expand its relationships with clients to obtain additional projects or sales, as well as generate recurring revenues by providing our intended services for energy management. (5) Alliances with Industry Leaders-we expect to create alliances and relationships with energy industry product vendors, and industry service providers. The Company will pursue alliances and relationships in order to expand our intended service offerings and remain current with the advances in computing and energy management technology. (6) Multiple Sales Channels-we believe that we will create or attract a direct sales force that will focus exclusively on the sale of our intended energy intelligence management product and services.

This prospectus includes limited market and industry data and forecasts that we obtained from internal research, publicly available information, industry publications and surveys. Industry publications and surveys generally state that the information contained therein has been obtained from sources that are believed to be reliable. While we have not been able to verify such information to the extent that we deem qualified in its entirety we have determined based on management’s knowledge to be sufficient and accurate for presentation in this prospectus. Unless otherwise noted, statements as to our prospective market position as related to our prospective market competitors these are approximated and based on above-mentioned third-party data, along with our own internal analysis and assessment of these estimates as of the date of this prospectus. Although we believe these industry and market data points and certain statements as to market position to be reliable as of the date of this prospectus, this information could prove otherwise to be inaccurate and unreliable. Industry and market data could be proven wrong because of the method by which certain sources obtained their data and because information cannot always be verified with certainty due to limits on availability and reliability of raw data, the voluntary nature of the data gathering process, limitations and other uncertainties. In addition, we do not know all or tested all of the assumptions regarding general economic conditions, growth rates used from sources cited herein. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.”

The following timeline outlines the steps that we intend to take. Each step outlines the metrics or performance that we must accomplish in order to move forward with our business plan.

Step One (Q1/Q2) ($50,000 est. costs)

•

scoping advanced functions - energy intelligence platform; framework enhancement, development of our software integration platform

•

accelerate development/coding of energy intelligence management software based on advancing scoping research and development

•

initiate ecommerce function and website development, identity service offerings promoting software development and energy intelligence management sophistication

•

commence marketing efforts through referrals, website, industry sources, alliances, JV/partnerships

•

enhance relationship with existing software development contractor, establish secondary developer relationships, initiate discussion/alliances software integration firms, application developers, and energy solution providers to establish reseller and other strategic opportunities

Step Two (Q2/Q3) ($50,000 est. costs)

•

initiate testing, improve and refine certain components of our system to uphold quality control and application usability

•

analyze and test software for integration with other 3rd party software applications

•

energy grid systems

•

energy solution applications

•

finance partner applications

•

finalize a strategic reseller and/or JV relationship, marketing its services and customer network

Step Three (Q3/Q4) ($50,000 est. costs)

•

initiate multi-faceted and unique marketing campaign to attract new customers for ‘dynamic’ energy intelligence management system

•

research, refine, retarget our intended consumer using geographic, demographic, and business needs analysis for energy industry

•

finalize application development and integration components, commence alpha testing, select target consumer and/or partners

•

refine, improve upon, simplify feedback, bugs, fixes process and improvement/advances.

•

assess, solve, solution-driven results using alpha testing group

Step Four (Q5) ($75,000 est. costs)

•

release software with controlled marketing campaign to target market as beta

•

refine/release versions of software (1.1, 1.2, 1.3, 2.0, 3.0, 4.0) based on feedback/fixes, specificity and target industry COI’s

•

launch increased marketing activities to organic and inorganic sectors, launch of services where software as a service through integration services

•

reseller/JV partner agreements

Our time-line estimates (steps) are predicated upon the Company obtaining the necessary financing either through additional equity or debt beyond this Offering. If we are not able to obtain the necessary levels of financing as determined by the above steps, we will not be able to meet or achieve any of our time-line objectives. Even if we complete 75% or even 50% of our additional financing objectives, we will most likely not be able to pursue our time-line goals or action steps. In that case the Company will be forced to proceed piecemeal using primarily the services of our founder, President, and Chief Executive Officer and possibly limited use of outside contractors when and if funds are obtained. Our founder, President, and Chief Executive Officer devotes in excess of twenty (20) hours a week to our business efforts. There is no realistic way to predict the timing or completion in that scenario.

Without additional financing to this Offering proceeds we will not be able to pursue our business plan or its time-line objectives, and the Company may fail entirely.

It is our plan to seek additional financing from either equity financing or through debt instruments. These efforts will most likely occur after our Offering is complete and the aggregate proceeds have been received. Company’s management has, through relationships and strategic partnerships, begun the necessary work on a portion of our intended energy intelligence management products that we believe will be highly desired in the marketplace as well as our intended energy intelligence management integration services. Our founder, President, and Chief Executive Officer has primarily provided these services through the date of this prospectus. Our business plan requires further completion of these tasks which will require the hiring of employees and/or outside contractors. With the level of sophistication and expertise of our founder, President, and Chief Executive Officer, as well as other various industry professionals that he knows, the Company should make progress in its development of our intended energy intelligence management system and services for planned segments, but currently no specific timeframe can be provided. Most if not all of these actions will be predicated on the Company obtaining the necessary financing to accomplish these steps. If financing is not available on terms reasonable to the Company and its shareholders, then the progression steps of this business plan will not occur as planned and may never occur.

We currently have no sources of financing and no commitments for financing. There are no assurances that we will obtain sufficient financing or the necessary resources to enter into contractual agreements with outside developers or sales/marketing firms. We currently do not have any cash or other resources to commence the use of outside contractors or industry service providers. If we do not receive any funding or financing, our business is likely to be maintained with limited operations for at least the next 12 months because our founder, President, and Chief Executive Officer, will continue providing his professional services without actual cash consideration for his services. We have a formal agreement in place with our founder, President, and Chief Executive Officer covering past services and future services at a nominal rate of compensation; however, our founder, President, and Chief Executive Officer’s plan will be to do substantially all of the administrative and planning work as well as basic programming and marketing work on his own without cash consideration for his services while he continues to seek other sources of funding for the Company.

Other

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we become a public entity. Additionally, the issuance of restricted shares will dilute the percentage of ownership interest of our stockholders.

Results of Operations for Fiscal Years ended August 31, 2014 and August 31, 2013

Expenses

Expenses for the fiscal years ended August 31, 2014 and 2013 were $91,072 and $77,825, respectively. Officer’s compensation increased from $12,000 to $18,000 for fiscal year ended August 31, 2014 compared to fiscal year ended August 31, 2013. This represented an increase of $6,000 or 50% from the prior fiscal year. The Company’s senior officer’s salary increased from $1,000 per month to $1,500 per month. Software development costs increased from $43,400 to $53,600 for fiscal year ended August 31, 2014 compared to fiscal year ended August 31, 2013. This represented an increase of $10,200 or 23.5% from the prior fiscal year. The Company’s software development efforts increased commensurately with the progress and execution of the Company’s business plan from the prior fiscal year. The Company expects to incur increasing software development costs for the foreseeable future. Consulting expense, travel expense and other decreased from $22,425 to $19,472 for fiscal year ended August 31, 2014 compared to fiscal year ended August 31, 2013. This represented a moderate decrease of $2,953 or 13.2% from the prior fiscal year. The Company actively manages its outside consultants and travel expenses to coincide with its business plan execution and its software development.

Loss before provision for income taxes

Loss before provision for incomes taxes for the fiscal year ended August 31, 2014 and 2013 was $91,072 and $77,825, respectively. We recorded no provision for federal or state income taxes in either fiscal year. We have not generated any revenues from our intended energy intelligence management products or services.

Basic and diluted loss per share

Basic and diluted loss per share for the fiscal year ended August 31, 2014 and 2013 was $0.02 and $0.02 per share, respectively. Basic and diluted number of shares outstanding is 4,500,000 with no change during the fiscal years ended August 31, 2014 and 2013.

Results of Operations for the Six Month Period ended February 28, 2015 and February 28, 2014

Expenses

Expenses for the six months ended February 28, 2015 and 2014 were $46,284 and $41,849, respectively. Officer’s compensation was $9,000 for both periods. Software development costs decreased from $22,400 to $15,200 for the six months ended February 28, 2015 compared to the six months ended February 28, 2014. This represented a decrease of $7,200 or 32.1% from the prior comparative period. The Company’s software development efforts decreased due to management’s efforts focused on the Company’s impending public offering. Management believes with the prospective completion of its public offering efforts the Company will once again increase its software development costs. Consulting services, travel/business development expense and other expense increased from $10,449 to $22,084 for the six months ended February 28, 2015 compared to the six months ended February 28, 2014. The Company actively manages its outside consultants and travel/business development expenses.

Loss before provision for income taxes

Loss before provision for incomes taxes for the six months ended February 28, 2015 and 2014 was $46,284 and $41,849, respectively. We recorded no provision for federal or state income taxes. We generated no revenues.

Basic and diluted loss per share

Basic and diluted loss per share for the six month period ended February 28, 2015 and 2014 was $0.01 and $0.01 per share, respectively. Basic and diluted number of shares outstanding is 4,500,000 with no change during the six month periods ended February 28, 2015 and 2014.

Results of Operations for the Three Month Period ended February 28, 2015 and February 28, 2014

Expenses

Expenses for the three months ended February 28, 2015 and 2014 were $27,380 and $16,240, respectively. Officer’s compensation was $4,500 for both periods. Software development costs decreased from $8,400 to $8,000 for the three months ended February 28, 2015 compared to the three months ended February 28, 2014. Software development costs are expected to increase after the Company’s impending public offering is completed. Consulting services, travel/business development expense and other expense increased from $3,340 to $14,880 for the three months ended February 28, 2015 compared to the three months ended February 28, 2014.

Loss before provision for income taxes

Loss before provision for incomes taxes for the three months ended February 28, 2015 and 2014 was $27,380 and $16,240, respectively. We recorded no provision for federal or state income taxes. We generated no revenues.

Basic and diluted loss per share

Basic and diluted loss per share for the three month period ended February 28, 2015 and 2014 was $0.01 and $nil per share, respectively. Basic and diluted number of shares outstanding is 4,500,000 with no change during the three month periods ended February 28, 2015 and 2014.

Liquidity

We will pay all costs related to this Offering which are estimated to be $30,000. This will be paid as and when necessary or otherwise accrued on the books and records of MSI. Absent the ability to pay these amounts upon closing of this prospectus, we will need to seek financial assistance from our shareholders or third parties who may agree to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment. If and when loaned, the loans most likely will be evidenced by a noninterest-bearing unsecured note to be treated as a loan until repaid, if and when MSI has the financial resources to do so. No formal written arrangement exists with respect to anyone’s commitment to loan us funds for this purpose. On September 1, 2012, we entered in a management services agreement with our founder, President, and Chief Executive Officer, Mr. McGoldrick (a copy of which is attached as an exhibit), whereby Mr. McGoldrick will receive a nominal amount as compensation to be paid when and if the Company obtains sufficient financing.

Since acquiring the business plan most of our resources and work have been devoted to executing our business, writing of software code, testing and modification of our intended energy efficiency system, implementing systems and controls, and completing our registration statement. When those procedures are completed, which we believe will occur over the next few months, we will work on our product and service offerings as well as continue to push the internal development of software for which we have developed a robust and comprehensive framework and completed the coding of a beta version of our intended software package. We believe that the development and professional work needed to initiate and complete our software development, attract developers, and initiate our marketing plans, including the development of a saleable product suite, will range between $200,000 and $250,000 if outside contractors and experts are used. If we are able to secure funding to outsource these procedures, of which there are no assurances, we can commence the launch of our intended energy intelligence management system product and energy intelligent management services to the end user or consumer. If we are only able to use internal resources only (primarily consisting of the services of our founder, President, and Chief Executive Officer), the process will take much longer and our initial launch may be limited to a much smaller target market. If we are unable to raise any funds, the development costs would have to be provided by our founder, President, and Chief Executive Officer to the extent that he is capable and willing to provide such funds. While we have engaged the services of an established software development firm which we use on an as “needed basis” their function and assistance is limited by our availability of financing. Our goal would be to have software product available, services available, multiple sales channels and a comprehensive website up and running within one year, but there is no way of estimating what the likelihood of achieving that goal would be.

Private capital, if sought, we believe will be sought from business associates of our founder, President, and Chief Executive Officer or through private investors referred to us by those same business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible. We cannot predict the likelihood or source of raising capital or funds that may be needed to complete the development of our business plan and its stages as outlined above.

We embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate that these costs will range up to $75,000 per year over the next few years and may be significantly higher if our business volume and transactional activity increases but should be lower during our first year of being public because our overall business volume (and financial transactions) will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 until we exceed $75 million in market capitalization (if ever). These obligations will certainly reduce our ability and resources to expand our business plan and activities. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling outstanding obligations (i.e. issuance of restricted shares of our common stock) and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of these efforts. We will also reduce compensation levels paid to management (if we attract or retain outside personnel to perform this function) if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment. We do not have any current plans to raise funds through the sale of securities except as set forth herein. We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own beliefs and the advice that we have received from various business professionals. Issuing shares of common stock to such persons instead of paying cash to them may increase our chances to establish and expand our business and business opportunities. Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals. However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of MSI because the shares may be issued to parties or entities committed to supporting existing management. MSI may offer shares of its common stock to settle a portion of the professional fees incurred in connection with its registration statement. No negotiations have taken place with any professional and no assurances can be made as to the likelihood that any professional will accept shares in settlement of obligations due them.

As of August 31, 2014 and February 28, 2015, respectively, we owed approximately $150,000 and $191,000 in connection with software development costs incurred, consulting services and compensation due and owing to our President and Chief Executive Officer. We have not entered into any formal agreements, written or oral, with any vendors or other providers for payment of services or expenses except for our President and Chief Executive Officer who we have a management services agreement in place, which has been mutually extended by the Company and Mr. McGoldrick. No terms of the original agreement have been changed or altered. There are no other significant liabilities as of February 28, 2015. Based on the foregoing we exist month to month primarily on the ability of our founder, President and Chief Executive Officer to negotiate either the delay of or payment plans to be put in place with respect to our expenses. Our current use of funds in operations is approximately $3,000 to $4,000 per month, with a deferral of approximately $5,000 to $6,000 per month for compensation expense to our President and Chief Executive Officer, along with our software developers and other expenses that we incur to operate.

As of August 31, 2014 and February 28, 2015, we owed $20,111 and $39,795 in connection with interest-free demand loans from two unrelated parties, respectively. The proceeds of which were used for basic working capital purposes.

As of August 31, 2014 and February 28, 2015, we owe our President and Chief Executive Officer $30,000 and $39,000, respectively for his services and we owe $120,450 and $152,050, respectively to our ‘as needed’ basis software development firm and other consultants. The software development firm and/or consultants do not perform their function or services pursuant to any formal agreements with the Company.

Recently Issued Accounting Pronouncements

On May 28, 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09 (ASU 2014-09), Revenue from Contracts with Customers. ASU 2014-09 will eliminate transaction- and industry-specific revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for reporting periods beginning after December 15, 2016, and early adoption is not permitted. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. Management is currently evaluating the impact, if any, on adopting ASU 2014-09 on our results of operations or financial condition.

In April 2014, the FASB issued Accounting Standards Update No. 2014-08 (ASU 2014-08), Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360). ASU 2014-08 amends the requirements for reporting discontinued operations and requires additional disclosures about discontinued operations. Under the new guidance, only disposals representing a strategic shift in operations or that have a major effect on our operations and financial results should be presented as discontinued operations. This new accounting guidance is effective for annual periods beginning after December 15, 2014. Management is currently evaluating the impact, if any, of adopting ASU 2014-08 on our results of operations or financial condition.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on our present or future financial statements.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business (or businesses like ours).

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

We were incorporated under the laws of the State of Nevada on August 29, 2012, at which time it acquired the business plan and other industry materials from our founder, President, and Chief Executive Officer. As of April 17, 2015, we had one employee, our founder, President, and Chief Executive Officer, Mr. McGoldrick. For fiscal year 2015, Mr. McGoldrick will devote at least twenty (20) hours a week to us but may increase the number of hours as necessary.

The Company issued 3,500,000 shares of its common stock to Mr. McGoldrick at inception in exchange for organizational services incurred upon incorporation. Following our formation, we issued an additional 1,000,000 shares of our common stock to Mr. McGoldrick, in exchange for a business plan and other related industry materials that he developed over a period of five (5) years. See also “Certain Relationships and Related Transactions.”

We are a development stage company and have no specific financial resources. We have not established or attempted to establish a source of equity or debt financing. Our independent registered public accounting firm has included an explanatory paragraph in their report emphasizing the uncertainty of our ability to remain a going concern. We are in the early stages of executing our business plan. We still have a significant amount of work that needs to be completed and funds that need to be raised in order to compete within this sophisticated marketplace. To date, we have not developed any finished products or services and cannot predict when a finished product or services will be developed or externally acquired. We believe that we have an advantage with our founder, President, and Chief Executive Officer and his industry relationships and the solicitation of their help with growing our business model.

At February 28, 2015, we had limited assets which consisted of; intangible assets relating to our business plan valued at $1,000, net of amortization expense of $1,000. In order to fund the development of our business and our working capital needs for the next 12 months, we intend to attempt to secure funding from the sale of common stock, from stockholder or non-related party loans, or from funding provided by strategic joint ventures or partners. Furthermore in order to be able to implement the foregoing plan of operations, we anticipate that we will need to secure financing between $100,000 and $200,000 during the second half of calendar year 2015 if we are able to complete our Offering. If we are not successful in raising additional financing, we will not be able to proceed with execution of our business plan.

Based on the nature of our business, we anticipate incurring operating losses into the foreseeable future. Because we currently do not have any finished software products or services and our resources are limited, we cannot predict if and when we will generate revenues and whether we will become a viable business. Accordingly, due to our lack of assets, operations and present inability to generate revenues, our auditors have stated in their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

Business

There is no way of accurately predicting when product development will progress to the point of generating any revenue. The timing of development is a function of having sufficient working capital. There is no way of knowing when or if we will be able to raise the funds necessary. If we do, services could be ready within three to six months following when the necessary funds have been secured. If we do not raise sufficient financing, revenue producing activities of any kind will most likely not commence for at least 18 months, if ever.

We are building an energy intelligence company that we believe will provide comprehensive energy efficiency solutions that will be made available to the commercial market. We are developing a proprietary energy management software and control platform that we believe will provide real-time energy usage analytics for both enterprise level and local managers. Our intended product platform we believe should enable the efficient management of electricity, natural gas, water and carbon emissions throughout the business. We believe our intended product platform will be scalable, enabling our potential customers to measure energy behavior at equipment level and diagnose cost savings opportunities. In order to capture these saving opportunities, we will need to first identify specific savings opportunities and then define the economic return associated with our recommendations. Our intended software package we believe will become a building block in assisting others in the design, engineering, development of arranging finance for energy efficiency projects and clean energy generation projects.

Our intended software and services will outline a three-step method for providing customers with what we believe to be a comprehensive approach to energy management, spanning information-driven project design, sophisticated analysis, project implementation, ongoing operations of implemented projects and continuous tracking of performance against client and industry benchmarks. We believe this approach is required for commercial energy decisions to be made, and will help us in creating long-lasting customer relationships.

Our business operations is comprised of two segments; a) software for Internet and/or Intranet applications and b) software integration services for the commercial energy market. The software division has initially worked through the assistance of an established software development firm (since early 2013). The Company developed the initial design and framework of its intended energy management software package through the combined efforts of its founder, President, and Chief Executive Officer, and the software development firm with which we have been working with on an as “needed basis.” We have not had any meaningful or material discussions regarding acquisition of software for services products, nor do we have any agreements (written or oral) in place in order to do so. Initial framework for our intended software package was developed, with a substantial and robust requirements analysis, leading to the design phase of our development. To date no distribution or reseller relationships have been discussed let alone formalized; the Company intends to seek the help of various outside sales reps and marketing consultants to develop a professional sales and marketing strategy to capitalize on these technologies. We intend to with further financing create and staff an in-house software development group, which we believe may develop new generations of applications and/or services of a similar nature to our business development in energy intelligence solutions. The Company continues to work on the development of its intended energy intelligence solutions services through the management and industry knowledge skills of its founder, President, and Chief Executive Officer, as well as through the software development firm which has been working with us on an as needed basis and budget allows.

To date no saleable product or service has been developed through these efforts. Our services segment will seek to staff a management team with the necessary and appropriate technical skills in technology and energy management software. Contract sizes we believe may range from $100,000 to $500,000 or more. This range is based solely upon the industry observations of our founder, President, and Chief Executive Officer and not based on any formal studies conducted by the Company or that may be available outside of the Company. The Company believes initially our clients will come primarily from referrals of business associates of our founder, President, and Chief Executive Officer and/or other energy management providers which our founder, President, and Chief Executive Officer has professional relationships with. However, we cannot predict when those referrals will occur, or if at all through Mr. McGoldrick or others.

Our plan to continue as a going concern is to reach the point where we begin generating sufficient revenues from our energy intelligence management product(s) or services to meet our obligations on a timely basis. The Company has not yet acquired or internally fully developed any services. We may not be able to acquire or internally develop any services in the future because of a lack of available funds or financing to do so. In order for us to develop or acquire any services, we must be able to secure the necessary financing, beyond just the proceeds of this Offering. In the early stages of our operations, we will continue to keep costs to a minimum. The cost to develop our business plan as currently outlined will be in excess of $200,000. We have no established current sources of funds to undertake the business plan as outlined. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our founder, President, and Chief Executive Officer providing substantially all of the work on his own without any cash compensation. This methodology would result in our development stage extending for at least two to three years. We however believe that our services division (once developed, if at all) may begin to generate revenues earlier than the software division (once developed, if at all). If we are unable to obtain adequate funding or financing, the Company faces the ultimate likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing program for the Company’s growth.

Industry Overview

Based on industry reports, by 2020, the addressable energy efficiency market (of which energy intelligence management systems are expected to be a big part of) in the United States may exceed $1 trillion in gross energy savings. Over the next five years it is believed by some in the industry the addressable energy efficiency market represents a 2X average annual savings from potential capital investment of $25 billion per year. This would represent a significant increase to energy efficiency spending. The commercial segment of the market we believe has been historically underserved by geographically fragmented providers. The US market being the largest and a focus of our efforts and energies.

We believe the confluence of a large addressable energy efficiency market, geographically fragmented service provider landscape, and positioning of business that seek to utilize sophisticated energy intelligence management systems to solve market barriers, comprised of poor plant-to-control coordination, weak information interpretation, present an opportunity for our Company.

Competitive Focus

We believe the following will assist us in properly capitalizing on growth in the commercial energy efficiency market: (1) Scalability. Based on industry reports, our founders direct experience in the marketplace, we believe our intended energy intelligence management system, when fully developed, will be a scalable, commercialized solution designed to serve what we believe to be an underserved, fragmented industrial segment of the energy efficiency market. (2) Comprehensive Solution to create a “Sticky” Customer Relationship. Our business model we believe will provide a comprehensive solution to energy intelligence management that will be designed to act as a competitive barrier. (3) Analytical Expertise in Energy Efficiency. Our founder has extensive utility and energy efficiency experience which we will seek to capitalize on that expertise. (4) Speed of Implementation. We believe that a fully-developed energy intelligence management system could be quickly implemented, providing immediate insight into the energy usage (and energy behavior) of our intended customers’ assets.

Growth Strategy

Key elements of our growth strategy shall include: (1) Enhancement of Core Products. We plan to enhance core product user interface and functionality with new features and offerings as soon as reasonably practicable. (2) Focus on Market Segments. We intend to organically grow our market penetration by: (a) securing enterprise-wide contracts in market segments of focus, (b) entering new commercial segments, (c) leveraging project development opportunities, and (d) adding clean energy management solutions opportunities to our service portfolio. (3) Acquire Complementary Businesses. We plan to acquire businesses that complement and expand our intended end-to-end energy management services, technology, customer base and geographic coverage. (4) Project Finance. We intend to align ourselves with other businesses that provide project financing for commercial energy operators and shared energy savings projects. (5) Align with Grid Operators and Electric Utilities. We believe establishing relationships with grid operators and utilities may enable us to ultimately reach and attract a broader customer base. (6) Strategic Alliances. We plan to team with other businesses that have complementary features to our proprietary energy intelligence management system, when fully developed, thereby reducing our development cost and introducing us to new customers and end-users. (7) International Expansion. We intend to expand internationally through partnerships and alliances.

Business Objective

The Company's business objective is to become the preferred provider of energy intelligence management solutions and related services for small to medium-sized business entities throughout the United States. The Company is pursuing the following strategies to achieve this objective: (1) Maintain and Enhance Technical Expertise. We will seek to maintain our technical expertise by the hiring of and training of proficient information technology personnel. The Company will create a training program to assist in maintaining its technical proficiency. (2) Create a National Presence. We will seek to create and enhance a national reputation and aggressively market our energy intelligence management services. (3) Quality, Service and Customer Support. The Company's employees and IT professionals will follow documented and standardized methodologies to ensure a consistent approach to projects, thereby fostering uniform quality and more cost-efficient solutions for our prospective clients.(4) Client Base. Our intended range of products and services will most likely permit interaction with diverse points of contact and decision makers within a client's organization. The Company will seek to utilize these multiple points of contact in order to expand its relationships with clients to obtain additional projects or sales, as well as generate recurring revenues by providing services for energy management. (5) Alliances with Industry Leaders. We expect to create alliances and relationships with energy industry product vendors, and industry service providers. The Company will pursue these alliances and relationships in order to expand our service offerings and remain current with the advances in computing and energy management technology. (6) Multiple Sales Channels. We believe that we will create or attract a direct sales force that will focus exclusively on the sale of our intended energy intelligence management product and services.

Competition

The energy intelligence and solutions sector is highly competitive, rapidly changing and fragmented. We will face competition from companies that focus on various aspects of the energy intelligence and solutions market, particularly those that are similar and data driven and provide a fully integrated solution that we intend to provide. (i) Energy Consultancies. Many competitors in the commercial market are local and regional consultants that are geographically concentrated and service a limited base of regular customers. These consultants may have specific energy auditing, and project design expertise, but lack the full range of services that we intend offer, including real-time energy monitoring functions that we believe to be core to achieving ongoing energy savings. These contractors may have difficulty in scaling their services across an enterprise, focusing instead on plant-level engagements. (ii) Controls and Automation Companies. Many large and mid-size controls hardware and software companies provide technically similar components to what we intend to provide. These companies generally sell proprietary systems, whereas we intend to design energy intelligence management solutions with off-the-shelf components. Using off-the-shelf components we believe will allows us to design solutions to best fit a specific facility’s technical needs with the most suitable technology available and allows us to negotiate pricing terms for such components with vendors. For many customers, we believe lack the knowledge about what to do with the information obtained and renders much of the intended control value of the equipment unutilized.

Our more significant competitors in this area include Rockwell Automation, Schneider Electric and Honeywell. (iii) Energy Monitoring Software Companies. There are three groups of companies that focus specifically on monitoring software, which may be considered competitors to us: The first group consists of companies whose primary focus is on DR programs. They offer monitoring software and in at least one case, some analyst support, primarily to enable customers to participate in DR programs, which they help administer for utilities. The second group includes companies focused primarily on enterprise carbon accounting software, but in several cases, their products offer some sort of energy management and monitoring capabilities. The third group includes companies focused primarily or exclusively on providing energy management and monitoring software. We believe there are close to 50 companies that fit into this category.

Intellectual Property

We have no patents or trademarks.

Government Regulation and Industry Standards

There are an increasing number of laws and regulations in the United States and abroad pertaining to communications and commerce on the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments. Laws or regulations may be adopted with respect to the Internet relating to liability for information retrieved from or transmitted over the Internet, user privacy, taxation and the quality of services and services. Moreover, the application to the Internet of existing laws governing issues such as intellectual property ownership and infringement, pornography, obscenity, libel, gaming, employment and personal privacy is uncertain and developing. Any such legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet in general, prevent us from delivering our content in different parts of the world and increase our costs of selling services or otherwise operating our business.

Furthermore, legislation regulating online content could limit the growth in use of the Internet generally and decrease the overwhelming acceptance of the Internet as an advertising and e-commerce medium.

Websites typically place identifying data, or cookies, on a user's hard drive without the user's knowledge or consent. We and many other Internet companies will use cookies for a variety of different reasons, including the collection of data derived from the user's Internet activity. Any reduction or limitation in the use of cookies could limit the effectiveness of our sales and marketing efforts. Most currently available Web browsers allow users to remove cookies at any time or to prevent cookies from being stored on their hard drive.

Some privacy advocates and governmental bodies have suggested limiting or eliminating the use of cookies. In addition, the European Union and many countries within the EU have adopted privacy directives or laws that strictly regulate the collection and use of information regarding Internet users that is identifiable to particular individuals. Privacy legislation has been proposed in the US as well, and the US Federal Trade Commission has taken action against website operators that do not comply with state privacy policies. These and other governmental efforts may limit our ability to target advertising or collect and use information regarding the use of our websites. Fears relating to a lack of privacy could also result in a reduction in the number of our users and subscribers which could harm our business and financial results.

Employees

As of April 17, 2015, we had one employee, our founder, President, and Chief Executive Officer, Mr. McGoldrick. During calendar year 2015 (dependent on our financing and available working capital), Mr. McGoldrick will devote at least twenty hours a week to us and may increase the number of hours as necessary. Mr. McGoldrick is allowed to devote this time to our Company as he is not limited or restricted from being involved with us by his current employer. Mr. McGoldrick has a management services agreement (mutually extended by both parties) in place with the Company which provides for the deferred payment of his compensation. If we are unable to pay Mr. McGoldrick his compensation at some future date we may be limited in seeking the employment of others to assist in the execution and furtherance of the business plan. Our founder, President, and Chief Executive Officer’s current plan is to provide all administrative and planning work as well as perform the basic coding for software and initial marketing efforts on his own without any cash compensation while he seeks other sources of funding for the Company and its business plan.

Mr. McGoldrick was initially compensated through the issuance of common stock or equity in the Company, and for the foreseeable future will continue to forego any cash payment for his services. It is his belief that the deferral of any compensation is in the best interest of the Company and any prospective investor who may invest in the Offering. Beyond Mr. McGoldrick’s services, we currently work with an independent software development firm, which has been utilized on an “as needed” basis, and we may in the future use other independent contractors and consultants to assist in many aspects of our business on an “as needed” or per project basis pending adequate financial resources being available or their ability to defer payment for their services.

Property

Our office and mailing address is 34 Randall Avenue, Suite 100, Lynbrook, New York 11563. The space is provided to us by Mr. McGoldrick. Mr. McGoldrick incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Peter McGoldrick	52

Founder, President, Chief Executive Officer (CEO), principal executive officer, treasurer, chairman of the board of directors, Chief Executive Officer (CFO) principal financial officer and principal accounting officer

Peter McGoldrick – founded the Company in August 2012. Mr. McGoldrick currently serves as our President, Chief Executive Officer and Chairman of the Board. Mr. McGoldrick began his career in the energy industry in 1986 with Long Island Lighting Company (or LILCO). Mr. McGoldrick is currently employed by PSEG Long Island, a subsidiary of Public Service Enterprise Group Incorporated (PSEG), a publicly traded diversified energy company with annual revenues of $10 billion. PSEG operates the Long Island Power Authority’s transmission and distribution system under a 12-year contract. Mr. McGoldrick manages and oversees several critical aspects of PSEG’s services in the Long Island region in the position of Senior Work Coordinator, Distribution Support. Mr. McGoldrick has held that position in varying levels of responsibility since before 2009. Mr. McGoldrick obtained his Bachelors of Science in Business Management from Long Island University in 1990, his Masters of Business Administration from Dowling College in 1995. Mr. McGoldrick received his Accounting certification from Hofstra University in 2006. Mr. McGoldrick has the necessary skills and accomplishments to manage and oversee the growth of MetaSolutions, Inc.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only one officer and one director (both of whom are the same person), and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are identified and terms of employment are mutually negotiated and agreed, particularly when we have sufficient capital resources and cash flow to make such offers.

In an effort to resolve potential conflicts of interest, we entered into a written agreement with Mr. McGoldrick specifying that any business opportunities that he may become aware of independently or directly through his association with us (as opposed to disclosure to him of such business opportunities by management or consultants associated with other entities) would be presented by him solely to us.

We cannot provide assurance that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Code of Business Conduct and Ethics

Upon our incorporation in August 2012, we adopted a written code of ethics applicable to our board of directors, officers and employees in accordance with applicable securities laws. Our board of directors shall oversee compliance with the code of ethics as it relates to the Company through an officer designated by the board of directors. Employees are required to report known and suspected breaches of our code of ethics to an appropriate supervisor, or in the case of officers and directors, to a senior officer designated by our board of directors. Our code of ethics is designed to deter wrongdoing and to promote:

•

honest and ethical conduct;

•

full, fair, accurate, timely and understandable disclosure in reports and documents that we will file with securities regulators and in our other public communications;

•

compliance with applicable laws, rules and regulations, including insider trading compliance; and

•

accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our Registration Statement of which this prospectus is a part.

Board of Directors

All directors will hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our current directors’ term of office expires on August 31, 2015. All officers are appointed annually by the board of directors subject to existing employment agreements and serve at the discretion of the board. Currently, our director receive no compensation for his role as a director as he receives sufficient compensation for his role as an officer.

As long as we have no additional directors besides our founder, president, chief executive officer, and Chairman, all votes on issues are resolved in favor of the Chairman’s vote.

Involvement in Certain Legal Proceedings

Except as described below, during the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of MSI:

1.

had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.

was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining his from or otherwise limiting his involvement in any of the following activities:

i.

acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

engaging in any type of business practice; or

iii.

engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.

was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

5.

found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the MSI board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by MSI for any expenses incurred in attending directors' meetings provided that MSI has the resources to pay these fees. MSI will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from August 29, 2012 (inception) to August 31, 2012, and for the years ended August 31, 2013 and 2014, respectively, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE

Name and		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
principal position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Peter McGoldrick	2014	18,000(2)	-	-	-	-	-	-	18,000(2)
CEO, CFO and	2013	12,000(2)	-	-	-	-	-	-	12,000(2)
Director (1)	2012	-	-	-	-	-	-	3,500	3,500

The Company on September 1, 2012 entered into formal employment arrangement with Mr. McGoldrick for management services. Mr. McGoldrick’s compensation is fixed at $1,000 per month for two one hundred eighty (180) day periods and $1,500 per month thereafter and not based on any percentage calculations. Mr. McGoldrick and the Company agreed to mutually extend the management services beyond its original term. No terms of the original agreement have been changed or altered. There is no amended or modified agreement in place, besides the original management services agreement. Mr. McGoldrick makes all decisions determining the amount and timing of payment for his compensation and, for the foreseeable future, Mr. McGoldrick elected not to receive any payment of his compensation which permits us to meet our financial obligations.

(1)

Mr. McGoldrick upon inception (August 29, 2012) received 3,500,000 shares of common stock of the Company in exchange for organizational services which were valued at $3,500. The Company does not intend to issue additional shares to Mr. McGoldrick for services as an officer under his employment agreement or as a director for the foreseeable future.

(2)

Mr. McGoldrick for fiscal years ended August 31, 2014 and 2013, Mr. McGoldrick was to receive $12,000 and $18,000, respectively. Mr. McGoldrick’s management services agreement provides for compensation of $1,000 per month for the first year which began on September 1, 2012 and $1,500 per month for the second year. The Company owes $30,000 in deferred compensation to Mr. McGoldrick as of August 31, 2014.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards during the period ended August 31, 2014. The Company has no activity with respect to these awards.

Options Exercised and Stock Vested Table

None of our named executive officers exercised any stock options, and no restricted stock units, if any, held by our named executive officers vested during the period ended August 31, 2014. The Company has no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

None of our named executive officers had any outstanding stock or option awards as of August 31, 2014 that would be compensatory to the officer. The Company has not issued any awards to its named executive officers. The Company and its Board of Directors may grant awards as it sees fit to its employees as well as key consultants.

PRINCIPAL SHAREHOLDERS

As of April 17, 2015 we had 4,500,000 shares of common stock outstanding which is held by one shareholder. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of April 17, 2015; of all directors and executive officers of MSI; and of our directors and officers as a group.

	Name, Title and Address of Beneficial	Amount of Beneficial	Percent of Class
Title Of Class	Owner of Shares(a)	Ownership(b)	Before Offering	After Offering(d)
Common	Peter McGoldrick (c)	4,500,000	100.00%	50.00%

	All Directors and Officers as a group (1 person)	4,500,000	100.00%	50.00%

(a)

The address for purposes of this table is the Company’s address which is 34 Randall Avenue, Suite 100, Lynbrook, New York 11563.

(b)

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(c)

Mr. McGoldrick received 1,000,000 shares for selling his business plan and client list to the Company on August 31, 2012. This business plan and client list present the basis for our business with which we have executed on.

(d)

Assumes the sale of the maximum amount of this Offering (4,500,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after this Offering would be 9,000,000 based upon such assumption.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The only promoters of MSI would be Mr. McGoldrick, founder, President, and Chief Executive Officer, and Chief Financial Officer.

Our office and mailing address is 34 Randall Avenue, Suite 100, Lynbrook, New York 11563. The space is provided to us by Mr. McGoldrick. Mr. McGoldrick incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement.

The Company issued 3,500,000 shares of its common stock to its founder, President, and Chief Executive Officer, Mr. McGoldrick, and chief financial officer in exchange for organizational services incurred upon incorporation. These services were valued at $3,500.

Mr. McGoldrick developed our business plan and foundation for the software development that we continue to improve upon. Mr. McGoldrick received 1,000,000 shares of our common stock for selling his business plan and various other industry related materials to us. The value of the intangible assets which we purchased was $1,000 which approximates the total cost incurred by Mr. McGoldrick.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Nevada on August 29, 2012. MSI is authorized to issue 100,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or were outstanding as of February 28, 2015. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock. There are 4,500,000 shares of our common stock issued and outstanding at February 28, 2015 that is held by one shareholder. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for the issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes (“NRS” or “Nevada law”). Certain provisions of Nevada law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Dissenters' Rights. Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see NRS 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•

listed on a national securities exchange,

•

included in the national market system by the Financial Industry Regulatory Authority (“FINRA”), or

•

held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Nevada law also specifies that shareholders are to have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

i.

the articles of incorporation, and all amendments thereto,

ii.

bylaws and all amendments thereto; and

iii.

a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Nevada law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions. Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our annual reports on Form 10-K. This form is filed with the Securities and Exchange Commission within 90 days after the close of each fiscal year hereafter. You can view these and our other filings at www.sec.gov in the “EDGAR” database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An “acquiring person” means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. “Controlling interest” means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. “Control shares” means the company's outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our Company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the Company.

Our articles of incorporation and bylaws do not exclude us from the restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations. Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an “interested shareholder.” As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the 1934 Securities Exchange Act, unless the company's articles of incorporation provide otherwise. By this registration statement, we are not registering our common stock under Section 12(g) of the Exchange Act. Accordingly, upon the effectiveness of this registration statement on Form S-1 we will be subject to these statutes.

These provisions of Nevada law prohibit us from engaging in any “combination” with an interested stockholder for three years after the interested stockholder acquired the shares that cause him/her to become an interested shareholder, unless he had prior approval of our board of directors. The term “combination” is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, a “resident domestic corporation” means a Nevada corporation that has 200 or more shareholders. An “interested stockholder” is defined in NSR 78.423 as someone who is either:

•

the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

•

our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Corporation, 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, Utah 84121. Its telephone number is (801) 274-1088.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. While a market maker has been approached the market maker has not agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this Offering. While we have not secured the services of a market maker there can be no assurance as to whether a market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This Offering will be conducted on a best-efforts basis utilizing the efforts of Mr. McGoldrick, the founder, President, and Chief Executive Officer of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. McGoldrick. The intended methods of communication include, without limitation, telephone calls, email and personal contacts. In his endeavors to sell this Offering, Mr. McGoldrick will not use any mass advertising methods such as the internet or print media.

Funds received in connection with the sale of our securities will be transmitted immediately into an escrow account. There can be no assurance that all, or any, of the shares will be sold.

Mr. McGoldrick will not receive commissions for any sales originated on our behalf. We believe that Mr. McGoldrick is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. McGoldrick:

1.

Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

a.

Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b.

Is not an associated person of a broker or dealer; and

c.

Meets the conditions of the following:

i.

Primarily performs, or is intended primarily to perform at the end of this Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a Rule 415 registration

No officers or directors of the Company may purchase any securities in this Offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in this Offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this Offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where this Offering will be sold.

The proceeds from the sale of the shares in this Offering will be payable to Krueger LLP – Attorney-Client Trust Account (“Escrow Account”), and will be deposited in a noninterest-bearing bank account until the subscription agreements are accepted by the Company. Failure to do so will result in checks being returned to the investor who submitted their check. No interest will be paid to any shareholder, investor or the Company. All subscription agreements and checks are irrevocable (except as to any state that requires a statutory cooling-off period or rescission right). All subscription funds will be held in the Escrow Account pending acceptance of the various subscriptions by MSI, and funds may be released to MSI as received and cleared in the Escrow Account, this may occur regularly until the maximum Offering amount (4,500,000 shares of common stock) has been subscribed to. Thereafter, the escrow agreement shall terminate.

Investors can purchase common stock in this Offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in U.S. currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement established by the Company. All subscription agreements and checks are irrevocable (except as to any state that requires a statutory cooling-off period or rescission right). The Company expressly reserves the right to either accept or reject any subscription, for any reason. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted by the Company, it will be executed without any reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchaser of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents, if any.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (if and when quoting thereon has occurred). As a result, a purchaser of our securities may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and/or traded on a floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through telephonic and Internet services connecting dealers in the orderly trading of securities or “stocks.” OTCBB stocks are traditionally smaller companies that do not meet the financial and listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. While a market maker has been approached, however, as of the date of this prospectus a market maker has not agreed to file an application with FINRA on our behalf so as to be able to quote our shares of common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that a market maker’s application will be accepted by FINRA, nor can we estimate as to the period of time that the application will require to complete or be approved.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files an application, and is therefore obligated to comply with keeping accurate and timely information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of an issuer assuming all of FINRA’s questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our common stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB, in general, is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors usually must contact a broker-dealer to trade OTCBB securities. Investors for the most part do not have direct access to the bulletin board service, even with some trading services that investors have available to them. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are sometimes conducted manually within the broker-dealer network. Because there are limited automated systems for negotiating trades on some OTCBB securities, they are sometimes conducted via telephone or other antiquated services. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 excluding revenue or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions’ payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide MetaSolutions with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a “shell company” at the time of application.

33 states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, the Company intends to consider (but may not) becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ securities statutes, which means that unless you are an “underwriter” or “dealer,” you may have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this Offering. Four states do impose a filing requirement on the Company: those states are Michigan, New Hampshire, Texas and Vermont. A security is a covered security with respect to the offer or sale of the security to qualified purchasers, as defined by the Commission by rule. In prescribing such rule, the Commission may define the term “qualified purchaser” differently with respect to different categories of securities, consistent with the public interest and the protection of investors. The Company may, at its own cost, make the required notice filings in those states immediately after filing a Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which may require our shares to be qualified before they can be resold by shareholders or prospective investors.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Krueger LLP, La Jolla, California.

EXPERTS

The financial statements of MSI as of August 31, 2013 and 2014 and for the years ending August 31, 2013 and 2014 and for the period August 29, 2012 (inception) to August 31, 2014 included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of PLS CPA, A PROFESSIONAL CORPORATION given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The information for the interim period ended February 28, 2015 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this Offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this Offering, please refer to our registration statement.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at “http:/www.sec.gov.”

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

MetaSolutions, Inc.

34 Randall Avenue, Suite 100

Lynbrook, New York 11563

(516) 887-2353

METASOLUTIONS, INC.

(a Development Stage Company)

PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

MetaSolutions, Inc.

We have audited the accompanying balance sheet of MetaSolutions, Inc. (A Development Stage “Company”) as of August 31, 2013 and 2014 and the related statements of operations, changes in shareholders’ equity and cash flows for the years then ended and for the period from August 29, 2012 (inception) to August 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MetaSolutions, Inc. as of August 31, 2013 and 2014, and the result of its operations and its cash flows for the years then ended and for the period from August 29, 2012 (inception) to August 31, 2014 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA

PLS CPA, A Professional Corp.

January 5, 2015

San Diego, CA. 92111

Registered with the Public Company Accounting Oversight Board

MetaSolutions, Inc.

(a Development Stage Company)

Balance Sheets

	August 31, 2014	August 31, 2013
ASSETS

CURRENT ASSETS:
Cash	$-	$-
Other receivables	-	-
Total Current Assets	-	-

OTHER ASSETS:
Software development costs, net	-	-
Intangible asset, net	-	-
Total Other Assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$120,450	$55,600
Accrued compensation	30,000	12,000
Loans – related party	-	-
Loans – unrelated party	20,111	11,888
TOTAL LIABILITIES	170,561	79,488

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 4,500,000 shares issued and outstanding	4,500	4,500
Additional paid in capital	-	-
Deficit accumulated during development stage	(175,061)	(83,988)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(170,561)	(79,488)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$-	$-

See notes to the financial statements.

MetaSolutions, Inc.

(a Development Stage Company)

Statements of Operations

	For the year ended August 31, 2014	For the year ended August 31, 2013	For the period August 29, 2012 (inception) through August 31, 2014

Service revenue	$-	$-	$-

Expenses:
Officer compensation	18,000	12,000	30,000
Software development costs	53,600	43,400	97,000
Consulting services	11,250	12,200	23,450
Travel/business development	7,072	8,367	16,218
Other expense	1,150	1,858	3,893
Amortization expense	-	-	1,000
Organizational expense	-	-	3,500
Loss before provision for income tax	91,072	77,825	175,061

Provision for income tax	-	-	-

Net loss	$(91,072)	$(77,825)	$(175,061)

Basic and diluted loss per share	$(0.02)	$(0.02)

Weighted average common shares outstanding - basic and diluted	4,500,000	4,500,000

See notes to the financial statements.

MetaSolutions, Inc.

(a Development Stage Company)

Statement of Stockholders’ Equity (Deficit)

	Common Stock	Common Stock Amount	Additional Paid-in-capital	Retained Deficit	Total
Balance - August 29, 2012 (date of inception) Shares issued	3,500,000	$3,500	$-	$-	$3,500

Shares issued - August 31, 2012	1,000,000	1,000	-	-	1,000

Net loss	-	-	-	(6,164)	(6,164)

Balance - August 31, 2012	4,500,000	4,500	-	(6,164)	(1,664)

Net loss	-	-	-	(77,825)	(77,825)

Balance - August 31, 2013	4,500,000	4,500	-	(83,989)	(79,489)

Net loss	-	-	-	(91,072)	(91,072)

Balance - August 31, 2014	4,500,000	$4,500	$-	$(175,061)	$(170,561)

See notes to the financial statements.

MetaSolutions, Inc.

(a Development Stage Company)

Statements of Cash Flows

	For the year ended August 31, 2014	For the year ended August 31, 2013	For the period August 29, 2012 (inception) through August 31, 2014

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(91,072)	$(77,825)	$(175,061)
Amortization	-	-	1,000
Shares issued for organizational expense	-	-	3,500
Adjustments to reconcile net loss to cash (used in) operating activities:
Change in accounts payable	64,850	55,600	120,450
Change in accrued compensation	18,000	12,000	30,000
Change in deferred expenses	-	-	-
Net Cash (Used in) Operating Activities	(8,222)	(10,225)	(20,111)
CASH FLOW FROM INVESTING ACTIVITIES	-	-	-
CASH FLOW FROM FINANCING ACTIVITIES:
Loans from unrelated party	8,222	10,225	20,111
Repayment of loans	-	-	-
Net Cash Provided by Financing Activities	8,222	10,225	20,111
CHANGE IN CASH	-	-	-
CASH AT BEGINNING OF PERIOD	-	-	-
CASH AT END OF PERIOD	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Non-cash investing and financing activities:
Stock issued for intangible asset	$-	$-	$1,000

See notes to the financial statements.

MetaSolutions, Inc.

(a Development Stage Company)

Notes to the Financial Statements

August 31, 2014

NOTE 1 – ORGANIZATION

MetaSolutions, Inc. (the Company) was incorporated under the laws of the State of Nevada on August 29, 2012. The Company issued 3,500,000 shares of common stock to its founder at inception in exchange for organizational costs. Following its formation, the Company issued 1,000,000 shares of common stock to our founder, as consideration for the purchase of a business plan along with developmental code and software. Our founder paid approximately $1,000 for the business plan, software and development code. The acquisition was valued at $1,000.

The Company has not generated revenues from its planned principal operations and is considered a development stage company as that term is defined by Financial Accounting Standard Board (FASB) Accounting Standards Codification (ASC) 915, Development Stage Entities.

The Company will acquire and/or develop software and services that will significantly enhance the ability for small to medium sized businesses to control their energy costs through a program. The Company’s products and services will use proprietary technology that will enable businesses to obtain substantial improvements in performance, reliability and usability when it comes to energy equipment and costs.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected an August 31, year-end.

b.

Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

c.

Stock-based Compensation

The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

d.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

e.

Earnings (Loss) per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the period. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

f.

Income Taxes

Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for Federal income tax.

g.

Advertising

Advertising will be expensed in the period in which it is incurred. There has been no advertising expense in the reporting period presented.

h.

Related Software Costs

Certain direct purchase and related development costs associated with software are capitalized and include external direct costs for services and payroll costs. These costs include employees devoting time to the software projects principally related to software coding, designing system interfaces and installation and testing of the software. These costs will be recorded as property and equipment and will be amortized over a period of three to five years beginning when the asset is substantially ready for use. Costs incurred during the development stage, as well as maintenance, code development and training costs are expensed as incurred.

i.

Intangible Assets

Intangible assets with finite lives are amortized over their estimated useful life. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization period. The Company tests its intangible assets with finite lives for potential impairment whenever management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset's useful life and the impact of an event or circumstance on either an asset's useful life or carrying value involve significant judgment.

For the period August 29, 2012 (inception) through August 31, 2012 we recognized $1,000 in amortization expense. Our proprietary business plan and modelling program was placed in service on August 29, 2012. We amortized this cost immediately during the period described above.

j.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

On April 5, 2012, President Obama signed into law the Jumpstart Our Business Startups Act (JOBS Act), which establishes a new category of issuer called an emerging growth company (EGC). Under the JOBS Act, an EGC is defined as an issuer with total annual gross revenues less than $1 billion during its most recently completed fiscal year. An issuer continues to be eligible for EGC status until the earliest of (1) the last day of the fiscal year during which it had total annual gross revenues of $1 billion or more (as indexed for inflation in the manner set forth in the JOBS Act), (2) the last day of the fiscal year of the issuer following the fifth anniversary of the date of its initial public offering (IPO), (3) the date on which it issued more than $1 billion in non-convertible debt in the previous three-year period, or (4) the date on which it became a large accelerated filer as defined in Rule 12b-2 of the Securities Exchange Act of 1934.

Among other requirements, the JOBS Act exempts an EGC from the requirements to adopt new or revised accounting standards that are effective for public companies. Instead, the effective dates for private companies for such standards will apply to an EGC. Section 107(b) of the JOBS Act permits an EGC to “opt out” of the accounting standard exemption and apply new or revised accounting standards on the same basis as a public company.

Under the JOBS Act, the Company meets the definition of an EGC. During the period it continues to be eligible for EGC status, the Company will apply new or revised accounting standards following the effective dates for private companies.

In July 2012, the Financial Accounting Standards Board (“FASB”) issued the Accounting Standards Update or ASU, 2012-02, Intangibles-Goodwill and Other: Testing Indefinite-Lived Intangible Assets for Impairment, that allows entities to have the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with ASC 350-30. An entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test. An entity will be able to resume performing the qualitative assessment in any subsequent period. The guidance is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Company does not expect the adoption of these provisions to have a significant effect on its financial statements.

In December 2011, the FASB issued the ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, that deferred the effective date for amendments to the presentation of reclassifications of items out of other comprehensive income. ASU 2011-12 was issued to allow the FASB time to re-deliberate the presentation requirements for reclassifications out of accumulated other comprehensive income for annual and interim financial statements for public, private, and non-profit entities. During the re-deliberation period, entities will continue to report reclassifications out of accumulated other comprehensive income using guidance in effect before ASU 2011-05 was issued. ASU 2011-05 is to be applied retrospectively and is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The Company does not expect the adoption of these provisions to have a material effect on its financial statements.

In September 2011, the FASB issued the ASU 2011-08, Intangibles—Goodwill and Other: Testing Goodwill For Impairment, that allows entities to first assess qualitatively whether it is necessary to perform the two-step goodwill impairment test. If any entity believes, as a result of its qualitative assessment, that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the quantitative two-step goodwill impairment test is required. An entity has the unconditional option to bypass the qualitative assessment and proceed directly to performing the first step of the goodwill impairment test. The guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. The Company does not expect the adoption of these provisions to have a significant effect on its financial statements.

In August 2011, the FASB issued the ASU 2011-05, Comprehensive Income: Presentation of Comprehensive Income. The new guidance requires the presentation of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The new guidance also requires presentation of adjustments for items that are reclassified from other comprehensive income to net income in the statement where the components of net income and the components of other comprehensive income are presented. The guidance is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2011. The Company does not expect the adoption of these provisions to have a significant effect on its financial statements.

In May 2011, FASB issued ASU 2011-04, which generally represents clarifications of Topic 820, Fair Value Measurement, but also include some instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. This ASU 2011-04 results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards, or IFRSs. ASU 2011-04 should be applied prospectively and is effective for annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not expect the adoption of this ASU 2011-04 to have an impact on its financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company had negative working capital of $170,561 and a deficit accumulated during the development stage of $175,061 at August 31, 2014. As of August 31, 2014, the Company had not generated revenues from its product or services and had no committed sources of capital or financing.

While the Company is attempting to generate revenues from services or software products, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management believes that the actions presently being taken to further implement its business plan and generate additional products and revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to realize revenues and in its ability to raise additional funds, there can be no assurances that it will accomplish either. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – SHARE CAPITAL

The Company is authorized to issue 100,000,000 shares of common stock ($0.001 par value) and 1,000,000 shares of preferred stock ($0.001 par value). The Company issued 3,500,000 shares of its common stock to its incorporator (chief executive officer and president), for organization expense and services. These services and direct costs were valued at $3,500. Following its formation, the Company issued 1,000,000 shares of common stock to our incorporator, as consideration for the purchase of a business plan along with developmental code and software. Our incorporator, incurred approximately $1,000 in costs and other payments to develop this asset. The acquisition of the business plan along with developmental code and software was valued at $1,000.

At August 31, 2014, there are 4,500,000 shares of common stock issued and outstanding.

NOTE 5 – LOANS - UNRELATED PARTY

As of August 31, 2014 the Company received $20,111 in loan proceeds from an unrelated party. Our incorporator and founder have a long term business relationship with this unrelated party and secured these loans in order to fund working capital expenses. The Company received $8,222 and $10,225 during the years ended August 31, 2014 and 2013, respectively. The Company has not repaid any portion of the loans to the unrelated party. The Company does not expect to repay these loans anytime soon. These loans are unsecured and carry no interest rate or repayment terms.

NOTE 6 – INCOME TAXES

As of August 31, 2014 and 2013, the Company had net operating loss carry forwards of $175,061 and $83,988, respectively. These amounts may be available to reduce future years’ taxable income.

	As of August 31, 2014	As of August 31, 2013

Deferred tax assets:
Net operating tax carry-forwards	$61,271	$29,396
Other	-	-
Gross deferred tax assets	61,271	29,396
Valuation allowance	(61,271)	(29,396)

Net deferred tax assets	$-	$-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7 – SUBSEQUENT EVENTS

The Company evaluated all events that occurred after the balance sheet date of August 31, 2014 through January 5, 2015, the date these financial statements were available. The Company determined that there are two reportable subsequent events. The Company is in negotiations to purchase a software package that will enhance the Company’s energy saving portfolio. During December 2014 the Company received $9,000 in loans – unrelated party to fund working capital expenditures. These loans are unsecured and carry no interest rate and are due and payable upon demand.

MetaSolutions, Inc.

(a Development Stage Company)

Balance Sheets

	February 28, 2015 (unaudited)	August 31, 2014 (audited)
ASSETS

CURRENT ASSETS:
Cash	$-	$-
Prepaid expense and other	375	-
Total Current Assets	375	-

OTHER ASSETS:
Deferred offering expense	13,625	-
Intangible asset, net	-	-
Total Other Assets	13,625	-

TOTAL ASSETS	$14,000	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$152,050	$120,450
Accrued compensation	39,000	30,000
Loan – related party	-	-
Loans – unrelated parties	39,795	20,111
TOTAL LIABILITIES	230,845	170,561

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 4,500,000 shares issued and outstanding	4,500	4,500
Additional paid in capital	-	-
Deficit accumulated during development stage	(221,345)	(173,061)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(216,845)	(170,561)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$14,000	$-

See notes to the financial statements.

MetaSolutions, Inc.

(a Development Stage Company)

Statements of Operations

(unaudited)

	For the six months ended February 28, 2015	For the six months ended February 28, 2014	For the period August 29, 2012 (inception) through February 28, 2015
Service revenue	$-	$-	$-
Expenses:
Officer compensation	9,000	9,000	39,000
Software development costs	15,200	22,400	112,200
Consulting services	16,400	6,200	39,850
Travel/business development	5,471	4,089	21,689
Other expense	213	160	4,106
Amortization expense	-	-	1,000
Organizational expense	-	-	3,500
Loss before provision for income tax	46,284	41,849	221,345
Provision for income tax	-	-	-
Net loss	$(46,284)	$(41,849)	$(221,345)
Basic and diluted loss per share	$(0.01)	$(0.01)
Weighted average common shares outstanding - basic and diluted	4,500,000	4,500,000

	For the three months ended February 28, 2015	For the three months ended February 28, 2014
Service revenue	$-	$-
Expenses:
Officer compensation	4,500	4,500
Software development costs	8,000	8,400
Consulting services	12,800	2,400
Travel/business development	1,867	931
Other expense	213	9
Amortization expense	-	-
Organizational expense	-	-
Loss before provision for income tax	27,380	16,240
Provision for income tax	-	-
Net loss	$(27,380)	$(16,240)
Basic and diluted loss per share	$(0.01)	$(0.00)
Weighted average common shares outstanding - basic and diluted	4,500,000	4,500,000

See notes to the financial statements.

MetaSolutions, Inc.

(a Development Stage Company)

Statements of Cash Flows

(unaudited)

	For the six months ended February 28, 2015	For the six months ended February 28, 2014	For the period August 29, 2012 (inception) through February 28, 2015

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(46,284)	$(41,849)	$(221,345)
Amortization	-	-	1,000
Shares issued for organizational expense	-	-	3,500
Adjustments to reconcile net loss to cash (used in) operating activities:
Change in prepaid expenses and other	(375)	-	(375)
Change in deferred offering expense	(13,625)	-	(13,625)
Change in accounts payable	31,600	28,600	152,050
Change in accrued compensation	9,000	9,000	39,000
Change in deferred expenses	-	-	-
Net Cash (Used in) Operating Activities	(19,684)	(4,249)	(39,795)
CASH FLOW FROM INVESTING ACTIVITIES	-	-	-
CASH FLOW FROM FINANCING ACTIVITIES:
Loans from unrelated parties	19,684	4,249	39,795
Loan from related party	-	-	-
Net Cash Provided by Financing Activities	19,684	4,249	39,795
CHANGE IN CASH	-	-	-
CASH AT BEGINNING OF PERIOD	-	-	-
CASH AT END OF PERIOD	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Non-cash investing and financing activities:
Stock issued for intangible asset	$-	$-	$1,000

See notes to the financial statements.

MetaSolutions, Inc.

(a Development Stage Company)

Notes to the Financial Statements

February 28, 2015

NOTE 1 – ORGANIZATION

MetaSolutions, Inc. (the Company) was incorporated under the laws of the State of Nevada on August 29, 2012. The Company issued 3,500,000 shares of common stock to its founder at inception in exchange for organizational costs. Following its formation, the Company issued 1,000,000 shares of common stock to our founder, as consideration for the purchase of a business plan along with developmental code and software. Our founder paid approximately $1,000 for the business plan, software and development code. The acquisition was valued at $1,000.

The Company has not generated revenues from its planned principal operations and is considered a development stage company as that term is defined by Financial Accounting Standard Board (FASB) Accounting Standards Codification (ASC) 915, Development Stage Entities ..

The Company will acquire and/or develop software and services that will significantly enhance the ability for small to medium sized businesses to control their energy costs through a program. The Company’s products and services will use proprietary technology that will enable businesses to obtain substantial improvements in performance, reliability and usability when it comes to energy equipment and costs.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected an August 31, year-end.

b. Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

c. Stock-based Compensation

The Company follows ASC 718-10, Stock Compensation , which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

d. Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

e. Earnings (Loss) per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the period. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

f. Income Taxes

Income taxes are provided in accordance with ASC 740, Income Taxes .. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for Federal income tax.

g. Advertising

Advertising will be expensed in the period in which it is incurred. There has been no advertising expense in the reporting period presented.

h. Related Software Costs

Certain direct purchase and related development costs associated with software are capitalized and include external direct costs for services and payroll costs. These costs include employees devoting time to the software projects principally related to software coding, designing system interfaces and installation and testing of the software. These costs will be recorded as property and equipment and will be amortized over a period of three to five years beginning when the asset is substantially ready for use. Costs incurred during the development stage, as well as maintenance, code development and training costs are expensed as incurred.

i. Intangible Assets

Intangible assets with finite lives are amortized over their estimated useful life. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization period. The Company tests its intangible assets with finite lives for potential impairment whenever management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset's useful life and the impact of an event or circumstance on either an asset's useful life or carrying value involve significant judgment.

For the period August 29, 2012 (inception) through August 31, 2012 we recognized $1,000 in amortization expense. Our proprietary business plan and modeling program was placed in service on August 29, 2012. We amortized this cost immediately during the period described above.

j. Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company had negative working capital of $230,470 and a deficit accumulated during the development stage of $221,345 at February 28, 2015. As of February 28, 2015, the Company had not generated revenues from its product or services and had no committed sources of capital or financing.

While the Company is attempting to generate revenues from services or software products, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management believes that the actions presently being taken to further implement its business plan and generate additional products and revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to realize revenues and in its ability to raise additional funds, there can be no assurances that it will accomplish either. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – SHARE CAPITAL

The Company is authorized to issue 100,000,000 shares of common stock ($0.001 par value) and 1,000,000 shares of preferred stock ($0.001 par value). The Company issued 3,500,000 shares of its common stock to its incorporator (chief executive officer and president), for organization expense and services. These services and direct costs were valued at $3,500. Following its formation, the Company issued 1,000,000 shares of common stock to our incorporator, as consideration for the purchase of a business plan along with developmental code and software. Our incorporator, incurred approximately $1,000 in costs and other payments to develop this asset. The acquisition of the business plan along with developmental code and software was valued at $1,000.

At February 28, 2015, there are 4,500,000 shares of common stock issued and outstanding.

NOTE 5 – DEFERRED OFFERING EXPENSE

Deferred offering expense consists primarily of accounting fees, legal fees and other fees incurred through the balance sheet date that are related to our proposed common stock offering. Deferred offering expense related to our common stock offering will offset any proceeds recorded as equity if the proposed transaction is completed or charged to expense if the proposed common stock offering is not completed. As of February 28, 2015, deferred offering expense are $13,625.

NOTE 6 – LOANS - UNRELATED PARTIES

As of February 28, 2015 the Company received $39,794 in loan proceeds from two unrelated parties. Our incorporator and founder has established a long term business relationship with these two unrelated parties and secured the loans in order to fund the Company’s working capital expenses. The Company received $19,684 and $4,249 during the six month periods ended February 28, 2015 and 2014, respectively. The Company has not repaid any portion of either loans to the two unrelated parties. The Company does not expect to repay either loan anytime soon. The two loans are unsecured and carry no interest rate or repayment terms.

NOTE 7 – INCOME TAXES

As of February 28, 2015, the Company had net operating loss carry forwards of $221,345. These amounts may be available to reduce future years’ taxable income.

As of February 28, 2015

Deferred tax assets:
Net operating tax carry-forwards	$77,470
Other	-
Gross deferred tax assets	77,470
Valuation allowance	(77,470)

Net deferred tax assets	$-

Realization of deferred tax asset is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 8 – SUBSEQUENT EVENTS

The Company evaluated all events that occurred after the balance sheet date of February 28, 2015 through April 9, 2015, the date these financial statements were available to be issued. The Company determined that it has one reportable subsequent event. On April 7, 2015 the Company received an additional $2,000 in loans – unrelated parties in order to fund working capital expenditures.

This prospectus is part of a registration statement filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

No one (including any salesman or broker) is authorized to provide oral or written information about the Offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________, 2015 (90 days after the commencement of this Offering), all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

4,500,000 Shares

MetaSolutions, Inc.

Common Stock

PROSPECTUS

_______________, 2015

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA	6
RISK FACTORS	7
USE OF PROCEEDS	18
THIS OFFERING	19
DETERMINATION OF OFFERING PRICE	20
DILUTION	20
DIVIDEND POLICY	21
MARKET FOR OUR SECURITIES	22
NOTE REGARDING FORWARD-LOOKING STATEMENTS	23
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	24
BUSINESS	33
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	41
DESCRIPTION OF CAPITAL STOCK	42
PLAN OF DISTRIBUTION	46
LEGAL MATTERS	50
EXPERTS	50
UNAUDITED INTERIM FINANCIAL STATEMENTS	50
WHERE YOU CAN FIND MORE INFORMATION	51

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Company is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Company in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$5.23
NASD filing fee	100.00
Transfer agent fees*	1,500.00
Blue Sky fees and expenses*	2,500.00
Accounting fees and expenses*	8,000.00
Miscellaneous expenses*	2,894.77
Legal fees and expenses*	15,000.00

Total	$30,000.00

*

Indicates expenses that have been estimated for filing purposes.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Certificate of Incorporation at Article XI thereof providing for indemnification of its officers and directors as follows.

Our Articles of Incorporation at Article XI provide for indemnification as follows: “No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S-1, the Company issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

Of the 4,500,000 outstanding shares, 3,500,000 were issued to Mr. McGoldrick, the Company’s founder, President, and Chief Executive Officer upon our incorporation in Nevada in August 2012 in exchange for organizational services rendered upon incorporation. Following its formation, the Company issued 1,000,000 shares of its common stock to Mr. McGoldrick, as consideration for our business plan and other intangible assets.

The foregoing issuances of securities were affected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

Notwithstanding being accredited all of our security holders were provided with a final pre-filing copy of the Company’s Registration Statement and acknowledged having read and reviewed same and having no further questions with respect to their respective investments.

ITEM 16. EXHIBITS

3.1*

Articles of Incorporation

3.2*

By-Laws

5.1

Opinion of Krueger LLP

10.1*

Conflict of Interest Agreement

10.2**

Management Agreement between MetaSolutions, Inc. and Peter McGoldrick

14.1*

Code of Business Conduct and Ethics

23.1

Consent of PLS CPA, A PROFESSIONAL CORPORATION

23.2

Consent of Krueger LLP (included in Exhibit 5.1)

99.1*

Copy of Subscription Agreement

99.2*

Escrow Agreement

99.2.2

Escrow Agreement, Amended

* Filed with initial filing of the Company’s registration statement on Form S-1, January 27, 2015.

** Filed with Pre-effective Amendment #1 on Form S-1, March 12, 2015

Exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate Offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this Offering.

4.

If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

If the registrant is relying on Rule 430B (§230.430B of this chapter):

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in this Offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and this Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to this Offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to this Offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to this Offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in this Offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lynbrook, State of New York on the 17th day of April, 2015.

METASOLUTIONS, INC.

/s/ Peter McGoldrick

By: Peter McGoldrick, President, CEO, Principal

Executive Officer, Treasurer, Chairman, CFO,

Principal Financial Officer and Principal Accounting

Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)

Title(s)

Date

/s/ Peter McGoldrick

April 17, 2015

By: Peter McGoldrick

President, CEO, Principal Executive Officer,

Chief Executive Officer

Treasurer, Chairman, CFO, Principal Financial

Officer and Principal Accounting Officer